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                                  Exhibit 2



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

                                                              EXECUTION COPY



                            ACQUISITION AGREEMENT





                               BY AND BETWEEN






                          EASTMAN CHEMICAL COMPANY






                                     AND






                       VICEROY ACQUISITION CORPORATION






                          Dated as of July 21, 2006




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
ARTICLE I       DEFINITIONS AND USE OF TERMS..............................................1

     Section 1.1.      Definitions........................................................1

     Section 1.2.      Rules of Construction.............................................10


ARTICLE II      THE PURCHASE AND SALE....................................................10

     Section 2.1.      Purchase and Sale of Purchased Shares.............................10

     Section 2.2.      Nonassignable Business Contracts..................................10


ARTICLE III     CONSIDERATION............................................................11

     Section 3.1.      Amount and Form of Consideration..................................11

     Section 3.2.      Reference Working Capital Adjustment..............................11

     Section 3.3.      Pre-Closing Purchase Price Adjustment.............................13

     Section 3.4.      Post-Closing Purchase Price Adjustment............................13


ARTICLE IV      THE CLOSING..............................................................15

     Section 4.1.      Closing Date......................................................15

     Section 4.2.      Deliveries by Seller to Purchaser.................................15

     Section 4.3.      Deliveries by Purchaser to Seller.................................16

     Section 4.4.      Proceedings at Closing............................................16


ARTICLE V       WARRANTIES OF SELLER.....................................................16

     Section 5.1.      Organization and Good Standing....................................16

     Section 5.2.      Authorization of Agreement........................................17

     Section 5.3.      Conflicts; Consents of Third Parties..............................17

     Section 5.4.      Capitalization; Equity Interests; Directors and Officers..........18

     Section 5.5.      Financial Statements..............................................18

     Section 5.6.      No Undisclosed Liabilities........................................19

     Section 5.7.      Absence of Certain Developments...................................19

     Section 5.8.      Taxes.............................................................19

     Section 5.9.      Real Property.....................................................20

     Section 5.10.     Tangible Personal Property and Other Assets.......................21

     Section 5.11.     Intellectual Property.............................................21

     Section 5.12.     Contracts.........................................................22

     Section 5.13.     Employee Benefits.................................................23

     Section 5.14.     Labor.............................................................24

     Section 5.15.     Litigation........................................................24

     Section 5.16.     Compliance with Other Laws; Permits...............................25

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     Section 5.17.     Environmental Matters.............................................25

     Section 5.18.     Ownership of Necessary Assets and Rights..........................26

     Section 5.19.     Customers and Suppliers...........................................27

     Section 5.20.     Brokers...........................................................27

     Section 5.21.     Product Liability.................................................27

     Section 5.22.     Condemnation......................................................27

     Section 5.23.     No Additional Representations.....................................27


ARTICLE VI      WARRANTIES OF PURCHASER..................................................28

     Section 6.1.      Organization and Good Standing....................................28

     Section 6.2.      Authorization of Agreement........................................28

     Section 6.3.      Conflicts; Consents of Third Parties..............................28

     Section 6.4.      Litigation........................................................29

     Section 6.5.      Financing.........................................................29

     Section 6.6.      Brokers...........................................................29

     Section 6.7.      WARN Act..........................................................29

     Section 6.8.      No Reliance.......................................................29


ARTICLE VII     COVENANTS OF SELLER......................................................29

     Section 7.1.      Access to Documents...............................................29

     Section 7.2.      Conduct of Business...............................................30

     Section 7.3.      Consents and Conditions...........................................31

     Section 7.4.      Public Statements.................................................32

     Section 7.5.      Further Actions...................................................33

     Section 7.6.      Confidential Information..........................................33

     Section 7.7.      No Solicitation...................................................33

     Section 7.8.      Inspection........................................................33

     Section 7.9.      Absence of Affiliation............................................34

     Section 7.10.     Casualty..........................................................34

     Section 7.11.     Resignation of Officers and Directors; Releases...................34


ARTICLE VIII    COVENANTS OF PURCHASER...................................................35

     Section 8.1.      Confidentiality...................................................35

     Section 8.2.      Public Statements.................................................35

     Section 8.3.      Consents and Conditions...........................................36

     Section 8.4.      Seller's Access to Documents......................................37

                                     ii

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     Section 8.5.      Use of Seller's Names and Marks...................................37

     Section 8.6.      Solicitation of Customers by Purchaser Prior to Closing...........37

     Section 8.7.      Further Actions...................................................37


ARTICLE IX      CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS..........................38

     Section 9.1.      Accuracy of Warranties............................................38

     Section 9.2.      Performance of Covenants..........................................38

     Section 9.3.      Antitrust Laws....................................................38

     Section 9.4.      No Injunctions....................................................38

     Section 9.5.      Shareholder Approval..............................................38

     Section 9.6.      Consents..........................................................38

     Section 9.7.      Officer's Certificate.............................................38

     Section 9.8.      Delivery of Documents.............................................39

     Section 9.9.      Material Adverse Effect...........................................39

     Section 9.10.     Security Interest Releases........................................39


ARTICLE X       CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.............................39

     Section 10.1.     Accuracy of Warranties............................................39

     Section 10.2.     Performance of Covenants..........................................39

     Section 10.3.     No Injunctions....................................................39

     Section 10.4.     Antitrust Laws....................................................39

     Section 10.5.     Officer's Certificate.............................................39

     Section 10.6.     Delivery of Documents.............................................40

     Section 10.7.     Environmental Insurance...........................................40


ARTICLE XI      ADDITIONAL POST-CLOSING COVENANTS........................................40

     Section 11.1.     Employment and Benefits Matters...................................40

     Section 11.2.     Ancillary Agreements..............................................42

     Section 11.3.     Tax Matters.......................................................42

     Section 11.4.     Cooperation in Litigation.........................................43

     Section 11.5.     Environmental Matters.............................................44

     Section 11.6.     Section 338(h)(10) Election.......................................44

     Section 11.7.     Receipt of Assets.................................................44


ARTICLE XII     SURVIVAL, INDEMNIFICATION AND RELATED MATTERS............................44

     Section 12.1.     Survival..........................................................44

     Section 12.2.     Indemnification...................................................45

                                     iii

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     Section 12.3.     Allocation of Environmental Liabilities; Indemnification and
                       Covenants Not to Sue..............................................46

     Section 12.4.     Procedures for Indemnification....................................51


ARTICLE XIII    NONCOMPETITION; NONSOLICITATION..........................................52

     Section 13.1.     Noncompetition....................................................52

     Section 13.2.     Nonsolicitation of Transferred Employees..........................54

     Section 13.3.     Nonsolicitation of Seller's Employees.............................54


ARTICLE XIV     TERMINATION..............................................................54

     Section 14.1.     Termination.......................................................54

     Section 14.2.     Procedure and Effect of Termination...............................55

     Section 14.3.     Remedies..........................................................55


ARTICLE XV      MISCELLANEOUS............................................................55

     Section 15.1.     Entire Agreement..................................................55

     Section 15.2.     Governing Law.....................................................55

     Section 15.3.     Submission to Jurisdiction........................................56

     Section 15.4.     Waiver of Jury Trial..............................................56

     Section 15.5.     Expenses..........................................................56

     Section 15.6.     Table of Contents and Headings....................................56

     Section 15.7.     Notices...........................................................56

     Section 15.8.     Severability......................................................57

     Section 15.9.     Binding Effect; No Assignment.....................................57

     Section 15.10.    Payment under Certain Conditions..................................58

     Section 15.11.    Construction......................................................58

     Section 15.12.    Amendments........................................................58

     Section 15.13.    Enforcement.......................................................58

     Section 15.14.    Counterparts......................................................59

     Section 15.15.    Business Day......................................................59

     Section 15.16.    Counterpart Facsimile Execution...................................59

     Section 15.17.    Exhibits and Schedules............................................59

     Section 15.18.    Failure or Delay..................................................59


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Exhibits
         Exhibit A - The Business
         Exhibit B - Form of Conversion Agreement by Eastman SE
         Exhibit C - Form of Sales Agreements
         Exhibit D - Form of Technology Transfer Agreement
         Exhibit E - Form of Transition Services Agreement
         Exhibit F - Form of Software License Agreement
         Exhibit G - Competitive Business
         Exhibit H - Form of Escrow Agreement
         Exhibit I - Terms of BioExtend Agreement

         Schedules
         ---------
         Schedule 1.1(a) - Knowledge List
         Schedule 1.1(b) - Other Permitted Exceptions
         Schedule 1.1(c) - Earn-out Consideration
         Schedule 1.1(d) - Title Commitment
         Schedule 3.4(a) - Working Capital Calculation
         Schedule 9.5 - Consents
         Schedule 11.1(a) - List of Business Employees
         Schedule 11.5 - Financial Assurance Instruments


         Seller Disclosure Schedule


                                     v

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                            ACQUISITION AGREEMENT
                            ---------------------

                  This ACQUISITION AGREEMENT, dated as of July 21, 2006 (together with the Schedules and Exhibits hereto, this "AGREEMENT"), is entered into by and between VICEROY ACQUISITION CORPORATION ("PURCHASER"), a corporation incorporated under the laws of the State of Delaware, and EASTMAN CHEMICAL COMPANY ("SELLER"), a corporation incorporated under the laws of the State of Delaware.

                  Purchaser and Seller are sometimes referred to herein individually as a "party" and together as the "parties." Unless otherwise indicated, capitalized terms used herein have the respective meanings set forth in Section 1.1.

                                  RECITALS

                  WHEREAS, Seller, through its wholly-owned subsidiary Eastman SE, Inc., a Delaware corporation ("Eastman SE"), is engaged in the businesses described on Exhibit A attached hereto (hereinafter referred to,
                        ---------
collectively, as the "BUSINESS"); and

                  WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the parties desire that Seller sell, assign and transfer to Purchaser, and that Purchaser purchase and acquire from Seller all of the issued and outstanding capital stock of Eastman SE (the "Purchased Shares").

                  NOW, THEREFORE, in consideration of the premises and the mutual warranties, covenants and agreements hereinafter set forth and other good and valuable consideration, being hereinafter referred to, acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                 ARTICLE I

                        DEFINITIONS AND USE OF TERMS

                  Section 1.1 Definitions. The following capitalized terms
                              -----------
used in this Agreement shall have the meanings assigned to them in this
Section 1.1:

                  "ACQUISITION PROPOSAL" means a proposal or offer for (other than pursuant to this Agreement), or any indication of interest in, a merger, consolidation, purchase, acquisition, recapitalization, business combination or similar transaction involving any proposal to acquire, in any manner, an equity interest in Eastman SE, or any of the material assets of the Business, other than sales of inventory in the Ordinary Course of Business.

                  "ADJUSTMENT AMOUNT" has the meaning set forth in Section 3.3.

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others.

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                  "AGREEMENT" has the meaning set forth in the preamble.

                  "APEX" has the meaning set forth in Section 15.9.

                  "BIOEXTEND AGREEMENT" means an agreement pursuant to which Seller will grant to Eastman SE a world-wide, nonexclusive, royalty-free license to manufacture and sell BIOEXTEND(TM) antioxidant formulation(s) into biofuel applications, which license will reflect the terms set forth in
Exhibit I and with such other terms as reasonably acceptable to Seller and
---------
Purchaser to implement the intent set forth on Exhibit I.
                                               ---------

                  "BUSINESS" has the meaning set forth in the Recitals.

                  "BUSINESS CONTRACTS" means all Contracts (a) to which Eastman SE is a party or (b) to which Seller is a party and which exclusively relate to the Business.

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by Law to close.

                  "BUSINESS EMPLOYEE" means all employees of Eastman SE.

                  "CASUALTY" has the meaning set forth in Section 7.10.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "CLOSING" has the meaning set forth in Section 4.1.

                  "CLOSING DATE" has the meaning set forth in Section 4.1.

                  "CLOSING DATE WORKING CAPITAL SCHEDULE" has the meaning set forth in Section 3.4(a).

                  "CLOSING WORKING CAPITAL" has the meaning set forth in
Section 3.4(a).

                  "COBRA" has the meaning set forth in Section 11.1(h).

                  "CODE" means the United States Internal Revenue Code of 1986, as amended.

                  "COMMERCIALLY REASONABLE EFFORTS" means efforts which are commercially reasonable under the circumstances taking into account all relevant facts, but such term does not include the provision of any material consideration to any third Person or the suffering of any material economic detriment to a party's ongoing operations for the taking of any action (including the procurement of any consent, authorization or approval) required under this Agreement except for: (i) the costs of gathering or supplying any data or other information or making any filings; (ii) fees and expenses of counsel and consultants; and (iii) customary fees and charges of Governmental Bodies or third Persons.

                  "COMPARABLE EMPLOYMENT" has the meaning set forth in
Section 11.1(b).

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                  "COMPETITIVE BUSINESS" has the meaning set forth in
Section 13.1(a).

                  "CONFIDENTIALITY AGREEMENT" means that certain confidentiality agreement executed by and between Seller and Apex Oil Company, Inc. dated June 16, 2006.

                  "CONTRACT" means any written contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, purchase or sales orders, mortgage, license, franchise, insurance policy, undertaking, commitment or other enforceable arrangement or agreement.

                  "CONVERSION AGREEMENT BY EASTMAN SE" means the agreement providing for the provision of certain tolling services by Eastman SE to Seller following the Closing Date, substantially in the form set forth in Exhibit B hereto.
---------

                  "COVENANT TERM" has the meaning set forth in Section
13.1(a).

                  "CURRENT ASSETS" means, as of any date, the current asset line items set forth on Schedule 3.4(a).

                  "CURRENT LIABILITIES" means, as of any date, the current liability line items set forth on Schedule 3.4(a).

                  "DATA RESOLUTION PERIOD" has the meaning set forth in
Section 3.2(b).

                  "DEBT" of a Person means: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other financial instruments; and (iii) all obligations or liabilities of others secured by a Lien on any asset owned by such Person, whether or not such obligation or liability is assumed by such Person.

                  "EARNEST DEPOSIT" means $7,500,000.

                  "EARN-OUT CONSIDERATION" means the consideration set forth on Schedule 1.1(c), to be paid in accordance with the procedures set forth thereon.

                  "EASTMAN SE OWNED REAL PROPERTY" means the real properties indicated in Section 5.9 of the Seller Disclosure Schedule as owned by Eastman SE.

                  "EASTMAN SE" has the meaning set forth in the recitals.

                  "EMPLOYEE BENEFIT PLANS" has the meaning set forth in
Section 5.13(a).

                  "ENVIRONMENT" means soil, surface water, groundwater, land, sediment, surface or subsurface strata or ambient air.

                  "ENVIRONMENTAL AUTHORITY" means any department, agency, or other body or component of any Governmental Body that lawfully exercises jurisdiction under any Environmental Law.

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                  "ENVIRONMENTAL AUTHORIZATION" means any license, permit,
order, approval, consent, notice, registration, filing or other form of permission or action required under any Environmental Law.

                  "ENVIRONMENTAL CONDITION" means any contamination of the Environment that results from a Release of Hazardous Substance or Regulated Substance to the Environment, whether or not yet discovered, which could or does result in a requirement under Environmental Law that Seller, Eastman SE or Purchaser investigate or cleanup such contamination.

                  "ENVIRONMENTAL INDEMNITY CAP" has the meaning set forth in
Section 12.3(a).

                  "ENVIRONMENTAL INSURANCE" has the meaning set forth in
Section 12.3(c).

                  "ENVIRONMENTAL LAW" means any Law relating to the protection of the Environment or occupational and worker health and safety.

                  "ENVIRONMENTAL LIABILITY" means any Liability or obligation arising under Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA AFFILIATE" means any trade or business
(irrespective of whether incorporated) which is a member of a group of which Eastman SE is a member and thereafter treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code or applicable Treasury
Regulations.

                  "ESCROW AGENT" means Regions Bank, 8182 Maryland Avenue, Clayton, Missouri 63105.

                  "ESCROW AGREEMENT" means that escrow agreement to be entered into among Purchaser, Seller and the Escrow Agent, substantially in the form of Exhibit H, for purposes of holding and applying the Earnest
            ---------
Deposit.

                  "ESTIMATED CLOSING WORKING CAPITAL" has the meaning set forth in Section 3.3.

                  "EXCESS LOSS ACCOUNT" has the meaning set forth in Treasury Regulation Section 1.1502-19.

                  "FINAL ADJUSTMENT AMOUNT" has the meaning set forth in
Section 3.4(e).

                  "FINAL CLOSING WORKING CAPITAL" has the meaning set forth in Section 3.4(d).

                  "FULL YEAR FINANCIAL STATEMENTS" has the meaning set forth in Section 5.5.

                  "GAAP" means generally accepted accounting principles in the United States of America as implemented according to GAAP by Seller, consistently applied.

                  "GOVERNMENTAL BODY" means any government or governmental or regulatory body thereof, or political subdivision thereof, of any country or subdivision thereof, whether

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international, of the European Union, national, federal, state or local, or any agency or instrumentality thereof, or any court or arbitrator (public or private) that, in each case, has asserted jurisdiction over the matter in question.

                  "HAZARDOUS SUBSTANCE" has the meaning set forth in CERCLA.

                  "HAZARDOUS WASTE SITE" means any site or location, wherever located (including any well, pit, pond, lagoon, tailings pile, spoil pile, impoundment, ditch, trench, drain, landfill, warehouse or waste storage container) where Hazardous Substance has been deposited, stored, treated, reclaimed, disposed of, placed or otherwise come to be located.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976 and the rules and regulations promulgated thereunder.

                  "INDEMNIFIED PARTY" has the meaning set forth in Section 12.4.

                  "INDEMNIFYING PARTY" has the meaning set forth in Section
12.4.

                  "INTELLECTUAL PROPERTY" has the meaning set forth in the Technology Transfer Agreement.

                  "JUNE 30 WORKING CAPITAL" means the Working Capital on June 30, 2006 as finally determined pursuant to Section 3.4(a).

                  "KNOWLEDGE" means with respect to Seller or Purchaser, as the case may be, the actual knowledge, as of the date hereof, of the individuals set forth on Schedule 1.1(a) and identified as Seller employees or Purchaser employees, respectively.

                  "LAW" means any national, federal, state or local law, statute, code, ordinance, rule or regulation existing at the date hereof.

                  "LIABILITY" as to any Person means: (i) any Debt of such Person; and (ii) any other liability of such Person, whether absolute or contingent, accrued or unaccrued, liquidated or unliquidated or due or to become due.

                  "LIEN" means any lien (statutory or otherwise), pledge, mortgage, deed of trust, security agreement, security interest, financing statement, hypothecation, assignment, charge, option, right of first refusal, transfer restriction or encumbrance.

                  "LOSSES" has the meaning set forth in Section 12.2(a).

                  "MATERIAL ADVERSE EFFECT" means (i) when used with respect to the Business, any material adverse change in the business, properties, results of operations or financial condition of the Business, taken as a whole, but excluding any change to the extent relating to or arising from any (a) changes in Laws or changes in the enforcement thereof, (b) changes resulting from the announcement of the execution of this Agreement and the transactions contemplated hereby, (c) changes resulting from any action taken by Purchaser or Seller or any of their respective representatives or Affiliates in accordance with the terms hereof or in order to consummate the

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

transactions contemplated hereby, (d) changes in general economic conditions or (e) changes generally affecting the industry in which the Business competes, including changes in the price of energy, supplies and raw materials, and (ii) when used with respect to Seller or Purchaser, any effect that materially impairs the ability of Seller or Purchaser, respectively, to complete the transactions contemplated hereby or to fulfill its respective obligations hereunder.

                  "MATERIAL BUSINESS CONTRACTS" has the meaning set forth in
Section 5.12.

                  "MATERIAL INTELLECTUAL PROPERTY" means Purchased Intellectual Property that is material to the operation of the Business as of the date hereof.

                  "MATERIAL PERMIT" has the meaning set forth in Section
5.16(b).

                  "MIC TAX CREDIT" means the MIC Tax Credit transferred from Seller to Eastman SE and approved by the State of Arkansas Department of Finance and Administration pursuant to a letter from the Revenue Legal Counsel dated as of February 6, 2006.

                  "NEUTRAL AUDITORS" has the meaning set forth in Section
3.2(c).

                  "NONTRANSFERRED EMPLOYEES" has the meaning set forth in
Section 11.1(b).

                  "OPTIONS" means options, warrants, rights of first refusal, purchase rights, sale rights, subscription rights, puts, calls, conversion rights, exchange rights or similar Contracts.

                  "ORDER" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of any Governmental Body.

                  "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent in all material respects with past custom and practice, including with respect to quantity and frequency.

                  "ORGANIZATIONAL DOCUMENTS" means as to any Person, the articles of incorporation, certificate of incorporation or articles of association, and bylaws, or other applicable organizational documents, of such Person.

                  "PATENTS" has the meaning set forth in the Technology Transfer Agreement.

                  "PERMIT" means any approval, authorization, order, franchise, license, certificate, permit, registration, variance or similar right obtained from or issued by any Governmental Body.

                  "PERMITTED BUSINESS COMBINATION" has the meaning set forth in Section 13.1(b)(iv).

                  "PERMITTED EXCEPTIONS" means: (a) liens for current Taxes, assessments or other claims by a Governmental Body not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings as disclosed in writing to Purchaser; (b) mechanics', carriers', workers', repairers', warehousemans', landlords' and similar Liens

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

arising or incurred in the Ordinary Course of Business which secure payment of obligations which are not past due; (c) zoning, entitlement and other land use and environmental regulations and restrictions by Governmental Bodies; (d) easements, restrictions and encumbrances of record listed as exceptions in the Title Commitment, and such other imperfections in title, charges, easements, restrictions and encumbrances (other than monetary Liens), in each case that do not materially detract from or materially diminish the value of or materially interfere with the present use of such property (real or personal) or asset in the Business; (e) express conditions, restrictions or limitations set forth in Permits or Business Contracts provided to Purchaser; and (f) such other matters as are disclosed on Schedule 1.1(b) attached hereto.

                  "PERSON" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other similar entity.

                  "PERSONAL PROPERTY LEASES" means those Contracts providing for the lease of personal property by Eastman SE.

                  "PRE-CLOSING TAXES" means all Taxes of Eastman SE (a) for periods that end before the Closing Date, and (b) with respect to a Straddle Period (i) in the case of any Tax based upon or related to income or receipts, the pre-Closing portion of such Tax shall be deemed equal to the amount that would be payable if the relevant period ended the day immediately preceding the Closing, and (ii) in the case of any real or personal property Tax or any other Tax not described in the next sentence or clause (i), the pre-Closing portion of such Tax shall be deemed equal to the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the day immediately preceding (and not including) the Closing Date, and the denominator of which is the number of days in the entire taxable period. Sales and use Taxes shall be deemed to accrue as property is purchased, sold, used or transferred, as reflected in the books and records of the Business.

                  "PRIME RATE" means, with respect to any date on which interest at such rate begins to accrue, the highest rate published on such date as the "Prime Rate" in The Wall Street Journal.

                  "PROCEEDING" means any judicial or arbitral action, suit, or proceeding.

                  "PURCHASED INTELLECTUAL PROPERTY" means the Intellectual Property that is either (a) owned by Seller for use in the Business and conveyed to Purchaser by the Technology Transfer Agreement or (b) owned by Eastman SE.

                  "PURCHASED SHARES" has the meaning set forth in the recitals.

                  "PURCHASE PRICE" has the meaning set forth in Section 3.1.

                  "PURCHASER" has the meaning set forth in the preamble.

                  "PURCHASER DOCUMENTS" has the meaning set forth in Section
6.2.

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

                  "PURCHASER INDEMNIFIED GROUP" means Purchaser and its Affiliates (which after the Closing includes Eastman SE), together with their successors and assigns, and their respective officers, directors, employees and agents.

                  "RCRA" means the Resource Conservation and Recovery Act.

                  "REFERENCE BALANCE SHEET" has the meaning given in Section
5.5.

                  "REFERENCE DATE" means December 31, 2005, the date of the Reference Balance Sheet.

                  "REFERENCE FINANCIAL STATEMENTS" has the meaning given in
Section 5.5.

                  "REFERENCE WORKING CAPITAL" means the average of the Working Capital on January 31, 2006, February 28, 2006, March 31, 2006, April 30, 2006, May 31, 2006 and June 30, 2006, as calculated pursuant to
Schedule 3.4(a), subject to adjustment as provided in Section 3.2.

                  "REGULATED SUBSTANCE" means any material, substance, compound or waste regulated by any Environmental Law or for which Liability can be imposed pursuant to any Environmental Law.

                  "RELEASE" has the meaning set forth in CERCLA.

                  "RESOLUTION PERIOD" has the meaning set forth in Section
3.4(c).

                  "RESPONSE" has the meaning set forth in CERCLA.

                  "SALES AGREEMENTS" means the agreements providing for the supply of certain products by Seller to Eastman SE, and by Eastman SE to Seller, following the Closing Date, substantially in the form set forth in Exhibit C hereto.
---------

                  "SELLER" has the meaning set forth in the preamble.

                  "SELLER DISCLOSURE SCHEDULE" has the meaning set forth in the introduction to ARTICLE V.

                  "SELLER DOCUMENTS" has the meaning set forth in Section
5.2.

                  "SELLER INDEMNIFIED GROUP" means Seller and its
Affiliates, together with their successors and assigns, and their respective officers, directors, employees and agents.

                  "SELLER PROPRIETARY INFORMATION" has the meaning set forth in Section 8.1.

                  "SELLER'S 401(k) PLAN" means any qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code) maintained by Seller.

                  "SOFTWARE LICENSE AGREEMENT" means the software license agreement substantially in the form set forth in Exhibit F hereto.
                                                 ---------

                  "STOCK" means shares of capital stock (including common and preferred stock) or other equity interests (regardless of how designated) of or in a corporation or comparable entity (including a partnership, joint venture or limited liability company), whether voting or nonvoting, or general or limited.

                  "STOCK EQUIVALENTS" means all securities convertible into or exchangeable for Stock and all Options to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

                  "STRADDLE PERIOD" means taxable periods which begin before the Closing Date and end after the Closing Date.

                  "STRADDLE PERIOD RETURNS" has the meaning set forth in
Section 11.3(b).

                  "SUBSIDIARY" means, with respect to any Person, any other Person of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, a majority of the outstanding equity securities or securities carrying a majority of the voting power in the election of the board of directors or other governing body of such Person.

                  "TAX" or "TAXES" means all taxes, however denominated, including any interest or penalties that may become payable in respect thereof, imposed by any federal, state, local or non-U.S. government or any agency or political subdivision of any such government, which taxes include all income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, personal property, sales, use, license, stamp, documentary stamp, mortgage recording, employment, payroll, unemployment, social security, environmental, estimated or withholding taxes, and all customs and import duties.

                  "TAX RETURN" means a report, return or other information (including any amendments) required to be supplied to a Governmental Body with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Seller or any Subsidiary of Seller.

                  "TECHNOLOGY TRANSFER AGREEMENT" means the agreement substantially in the form set forth as Exhibit D hereto.
                                       ---------

                  "TITLE COMMITMENT" means the title insurance commitment attached as Schedule 1.1(d) hereto.

                  "TITLE INSURANCE POLICY" means an ALTA owner's title insurance policy for the Eastman SE Owned Real Property to be issued pursuant to the Title Commitment.

                  "TRANSFERRED EMPLOYEE" has the meaning set forth in
Section 11.1(b).

                  "TRANSITION SERVICES AGREEMENT" means the agreement providing for the provision of certain services by Seller to Purchaser following the Closing Date, substantially in the form set forth as Exhibit E
                                                                   ---------
hereto.

                  "TREASURY REGULATION" means those regulations promulgated by the United States Department of the Treasury pursuant to the authority of the Code or any other revenue law of the United States of America.

                  "UST" has the meaning set forth in 40 CFR Section 280.12.

                  "VOLUNTARY OR DISCRETIONARY ASSESSMENT" means an investigation or assessment of Hazardous Substances or Regulated Substances in the Environment, other than one that is required by Law or an Order from an Environmental Authority.

                  "WORK-AROUND" has the meaning set forth in Section 2.2.

                  "WORKING CAPITAL" means, as of any date, total Current Assets minus total Current Liabilities of the Business, as of such date, in accordance with the accounting principles, procedures, policies, estimates, assumptions and methods set forth on Schedule 3.4(a).

                  "YEAR END BALANCE SHEET" has the meaning set forth in
Section 5.5.

                  Section 1.2 Rules of Construction. Whenever used in this
                              ---------------------
Agreement, except as otherwise expressly provided or unless the context
                                                                -------
otherwise requires, (a) any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders, and (b) the terms "include" and "including" shall be inclusive and not exclusive and shall be deemed to be followed by the phrase "without limitation." Unless otherwise specified, the terms "hereof," "herein," "hereunder," "herewith" and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure letters to this Agreement), references in this Agreement to Sections and Articles refer to sections and articles of this Agreement, references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and "or" has the inclusive meaning represented by the phrase "and/or" and reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time.

                                 ARTICLE II

                            THE PURCHASE AND SALE

                  Section 2.1 Purchase and Sale of Purchased Shares. On the
                              -------------------------------------
terms and subject to the conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, the Purchased Shares, including all rights to receive and share in dividends and distributions thereon and the right to vote on corporate matters, free and clear of all Liens.

                  Section 2.2 Nonassignable Business Contracts. In the case
                              --------------------------------
of any Business Contracts to which Seller or its Affiliates are a party, Seller agrees to assign all of its interests or cause the assignment of all of its Affiliates' interests in such Business Contracts (including those Business Contracts relating to intangibles) to Eastman SE on the Closing Date pursuant to an assignment agreement reasonably satisfactory to Purchaser. Any such Business Contracts that require approval or consent to such assignment, Seller shall use Commercially Reasonable

Efforts to obtain, or cause to be obtained, on or prior to the Closing, any approvals or consents necessary to convey to Eastman SE the benefit thereof. Purchaser shall cooperate with Seller in such manner as may be reasonably requested in connection therewith. In the event any consent or approval to an assignment contemplated hereby is not obtained on or prior to the Closing Date, Seller shall continue to use Commercially Reasonable Efforts to obtain any such consent or approval after the Closing Date for a period of 6 months from the Closing Date or until such time as such Required Consent has been obtained or it shall become reasonably apparent that such consent or approval is not forthcoming, whichever is shorter. In the event a consent or approval is not so obtained, Seller shall cooperate with Purchaser in any appropriate and economically feasible arrangement (a "WORK-AROUND") to provide that Eastman SE shall receive all of the benefits under any such Business Contract to which it would have been entitled had such consent or approval been obtained, provided that Purchaser shall cause Eastman SE to undertake to pay or satisfy the corresponding Liabilities for the enjoyment of such benefit to the extent Eastman SE would have been responsible therefor if such consent or approval had been obtained. Notwithstanding the preceding, in the event that a consent or approval with respect to a Material Business Contract is not obtained, then Section 9.5 applies.

                                ARTICLE III

                                CONSIDERATION

                  Section 3.1 Amount and Form of Consideration. The
                              --------------------------------
consideration to be paid by Purchaser to Seller in consideration of the Purchased Shares (subject to adjustment as set forth in Section 3.4, the "PURCHASE PRICE") shall consist of cash consideration equal to the sum of $75,000,000 plus the Earn-out Consideration. Upon execution of this Agreement by all parties, Purchaser is to deposit the Earnest Deposit with the Escrow Agent. The Earnest Deposit shall be returned to Purchaser at Closing or otherwise paid as provided in the Escrow Agreement. The cash portion of the Purchase Price shall be paid to Seller by Purchaser by wire transfer of same day funds in accordance with written wire instructions delivered to Purchaser by Seller at least two Business Days prior to the Closing Date. The Earn-out Consideration shall be paid as provided in
Schedule 1.1(c).

                  Section 3.2 Reference Working Capital Adjustment.
                              ------------------------------------

                  (a) The parties acknowledge that the Reference Working
                                                                 -------
         Capital, as shown on schedule 3.4(a), was calculated based on unaudited balance sheets for the Business as of January 31, 2006, February 28, 2006, March 31, 2006, April 30, 2006, May 31, 2006 and
         June 30, 2006. Seller hereby certifies to Purchaser that the calculations of such Working Capital have been prepared in accordance with the same accounting principles, procedures, policies, estimates, assumptions and methods set forth on Schedule 3.4(a).

                  (b) Purchaser shall have 10 calendar days after the date hereof to review such calculations of Working Capital. Purchaser and its representatives shall have reasonable access to all books and records of Seller which are relevant to the Business, to the extent reasonably required to complete their review of such Working Capital. Purchaser may dispute those individual items reflected in the Working Capital which are disputed on the basis that such amounts (i) were not determined in conformity with the same accounting principles, procedures, policies, estimates, assumptions and methods set forth on Schedule 3.4(a), or (y) contain arithmetic error. Except to the extent Purchaser delivers written notice to Seller on or prior to the 10th calendar day after Purchaser's receipt of the Working Capital, which notice specifies in reasonable detail the amount, nature and basis of all disputed items, Purchaser shall be deemed to have accepted and agreed to the calculations of Working Capital. If Purchaser so notifies Seller of its objection to the Working Capital for the above-referenced periods, Purchaser and Seller shall, within 5 calendar days following such notice (the "DATA RESOLUTION PERIOD"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be set forth in writing and shall be final, binding and conclusive.

                  (c) At the conclusion of the Data Resolution Period, all amounts remaining in dispute shall be submitted to Ernst & Young LLP, or such other nationally recognized accounting firm that is not then the independent auditor for either party and is selected by mutual agreement of Seller and Purchaser (the "NEUTRAL AUDITORS"), within 10 calendar days after the expiration of the Data Resolution Period. Each party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter, including customary indemnities. The fees and disbursements of the Neutral Auditors shall be shared equally between Seller and Purchaser. The Neutral Auditors shall act as an arbitrator to determine, based solely on the provisions of this Section 3.2 and the presentations by Seller and Purchaser, and not by independent review, only those issues still in dispute and only as to whether such amounts (i) were arrived at in conformity with the same accounting principles, procedures, policies, estimates, assumptions and methods as set forth on Schedule 3.4(a) or (ii) contain an arithmetic error. The Neutral Auditors' determination shall be made within 15 calendar days of their selection, shall be set forth in a written statement delivered to Seller and Purchaser and shall be final, binding and conclusive. Following the determination of Working Capital pursuant hereto, the term "REFERENCE WORKING CAPITAL" shall be deemed to mean the Reference Working Capital as calculated using such final determination as to the Working Capital as of January 31, 2006, February 28, 2006, March 31, 2006, April 30, 2006, May 31, 2006 and
         June 30, 2006.

                  Section 3.3 Pre-Closing Purchase Price Adjustment. No
                              -------------------------------------
later than five calendar days before the Closing Date, Seller shall prepare, or cause to be prepared, and deliver to Purchaser an estimate of the Closing Working Capital as of the close of business on the Closing Date, prepared in good faith in accordance with the same accounting principles, procedures, policies, estimates, assumptions and methods that were employed in preparing the Reference Working Capital as set forth on Schedule 3.4(a), estimated as of the Closing, pro forma as to, and giving effect for, any transactions or operations previously occurring or anticipated to occur subsequent to its preparation and before the Closing Date (the "ESTIMATED CLOSING WORKING CAPITAL"). Such Estimated Closing Working Capital by Seller shall be used solely for calculation of the Purchase Price as provided below. In the event that Estimated Closing Working Capital is less than Reference Working Capital, there shall be a downward adjustment to the Purchase Price equal to such amount (the "ADJUSTMENT AMOUNT").

                  Section 3.4 Post-Closing Purchase Price Adjustment.
                              --------------------------------------

                  (a) Within 90 calendar days following the Closing Date, Seller shall prepare, or cause to be prepared, and deliver to Purchaser an unaudited schedule of Working Capital for the Business as of the close of business on the Closing Date (the "CLOSING DATE WORKING CAPITAL SCHEDULE"). Seller will certify to Purchaser that the calculation of the Working Capital of the Business as of the Closing Date has been prepared in accordance with the same accounting principles, procedures, policies, estimates, assumptions and methods that were employed in preparing the Reference Working Capital as set forth on Schedule 3.4(a) (the "CLOSING WORKING CAPITAL").

                  (b) During the preparation of the Closing Date Working Capital Schedule and the calculation of Closing Working Capital, and the period of any dispute within the contemplation of this
         Section 3.4, Purchaser shall: (i) provide Seller and its accountants, counsel, consultants, employees and other representatives reasonable access to all relevant books, records, facilities and employees of the Business and (ii) cooperate fully with Seller and Seller's representatives, including by providing on a timely basis information, in each case to the extent reasonably required to prepare the Closing Date Working Capital Schedule and the calculation of Closing Working Capital.

                  (c) After receipt of the Closing Date Working Capital Schedule and the calculation of Closing Working Capital, Purchaser shall have 30 calendar days to review the calculation of Closing Working Capital. Purchaser and its representatives shall have reasonable access to all books and records of Seller which are relevant to the Business, to the extent reasonably required to complete their review of the Closing Date Working Capital Schedule and the calculation of Closing Working Capital. Purchaser may dispute those individual items reflected in the Closing Date Working Capital Schedule and the calculation of Closing Working Capital which are disputed on the basis that such amounts (i) were not determined in conformity with the same accounting principles, procedures, policies, estimates, assumptions and methods set forth on Schedule 3.4(a), or (ii) contain arithmetic error. Except to the extent Purchaser delivers written notice to Seller on or prior to the 30th calendar day after Purchaser's receipt of the Closing Date Working Capital Schedule and the calculation of Closing Working Capital, which notice specifies in reasonable detail the amount, nature and basis of all disputed items,

         Purchaser shall be deemed to have accepted and agreed to the calculation of Closing Working Capital. If Purchaser so notifies Seller of its objection to the calculation of Closing Working Capital, Purchaser and Seller shall, within 30 calendar days following such notice (the "RESOLUTION PERIOD"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be set forth in writing and shall be final, binding and conclusive.

                  (d) At the conclusion of the Resolution Period, all amounts remaining in dispute shall be submitted to the Neutral Auditors, within 10 calendar days after the expiration of the Resolution Period. Each party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter, including customary indemnities. The fees and disbursements of the Neutral Auditors shall be shared equally between Seller and Purchaser. The Neutral Auditors shall act as an arbitrator to determine, based solely on the provisions of this Section 3.4 and the presentations by Seller and Purchaser, and not by independent review, only those issues still in dispute and only as to whether such amounts (i) were arrived at in conformity with the same accounting principles, procedures, policies, estimates, assumptions and methods as set forth on Schedule 3.4(a) or (ii) contain an arithmetic error. The Neutral Auditors' determination shall be made within 30 calendar days of their selection, shall be set forth in a written statement delivered to Seller and Purchaser and shall be final, binding and conclusive. To the extent that the Neutral Auditors determine there is an adjustment to be made to the Closing Date Working Capital Schedule or the calculation of Closing Working Capital, similar adjustments shall be made to the Reference Working Capital to the extent necessary for the items included therein also to be in accordance with any required modifications to the Closing Working Capital. The term "FINAL CLOSING WORKING CAPITAL" shall mean the definitive Closing Working Capital, in each case, as agreed to (or deemed to be agreed to) by Purchaser and Seller in accordance with the terms of Section 3.4(c) or resulting from the determinations made by the Neutral Auditors in accordance with this Section 3.4(d) (in addition to those items theretofore agreed to by Seller and Purchaser).

                  (e) Upon the final determination of Final Closing Working Capital, the parties shall subtract Final Closing Working Capital from Reference Working Capital (the "FINAL ADJUSTMENT AMOUNT"). If there is a difference between the Final Adjustment Amount and the Adjusted Amount, Seller and Purchaser agree to make payment, as appropriate, to the respective party in respect of such difference, provided that in no event shall any amount payable by Purchaser to Seller as a result of this Section 3.4(e) exceed the Adjustment Amount. Any adjustments to the Purchase Price made pursuant to this
         Section 3.4(e) shall bear interest from the Closing Date through the date of payment at the Prime Rate. Any adjustments to the Purchase Price made pursuant to this Section 3.4(e) shall be paid by wire transfer of immediately available funds to the account specified by Purchaser or Seller, as applicable, within 5 Business Days after the Final Closing Working Capital is agreed to by Purchaser and Seller or any remaining disputed items are ultimately determined by the Neutral Auditors.

                                 ARTICLE IV

                                 THE CLOSING

                  Section 4.1 Closing Date. Except as hereinafter provided,
                              ------------
the closing of the transactions contemplated hereunder (the "CLOSING") shall take place at the offices of Seller, on the later of October 2, 2006 or the 3rd Business Day following the date on which the last of the conditions set forth in ARTICLE IX and ARTICLE X have been satisfied (other than those conditions that by their terms cannot be satisfied until the Closing Date, but subject to satisfaction or waiver of such conditions) or, in the case of
ARTICLE IX, waived by Purchaser, or, in the case of ARTICLE X, waived by Seller, or at such other place and at such other time and date as may be mutually agreed upon by Purchaser and Seller. The date of the Closing is referred to herein as the "CLOSING DATE". Notwithstanding the preceding, and for all purposes of this Agreement, the Closing shall be effective as of 12:01 a.m. Eastern Time on the Closing Date (the "EFFECTIVE TIME").

                  Section 4.2 Deliveries by Seller to Purchaser. At the
                              ---------------------------------
Closing, Seller shall deliver, or shall cause to be delivered, to Purchaser the following:

                  (a) stock certificates representing the Purchased Shares, together with stock powers duly endorsed in blank;

                  (b) the certificates referred to in Section 9.6 signed on behalf of Seller by an officer of Seller;

                  (c) the Transition Services Agreement, duly executed on behalf of Seller;

                  (d) the Technology Transfer Agreement, duly executed on behalf of Seller;

                  (e) the Software License Agreement, duly executed on behalf of Seller;

                  (f) the Conversion Agreement by Eastman SE, duly executed on behalf of Seller;

                  (g) the Sales Agreements, duly executed on behalf of Seller;

                  (h) the Escrow Agreement, duly executed on behalf of Seller;

                  (i) the BioExtend Agreement, duly executed on behalf of Seller;

                  (j) a Certificate of Good Standing for Eastman SE issued by the Secretary of State (or comparable official) for the States of Arkansas and Delaware;

                  (k) a certification of the authority of Seller to execute the documents and complete the transactions contemplated hereunder;

                  (l) an affidavit and such other information reasonably requested by the title insurance company to issue the Title Insurance Policy;

                  (m) such other documents and instruments as Purchaser may reasonably request that do not alter the parties' respective obligations hereunder;

                  (n) the resignations and releases described in Section
         7.11; and

                  (o) the assignment agreement described in Section 2.2.

                  Section 4.3 Deliveries by Purchaser to Seller. At the
                              ---------------------------------
Closing, Purchaser shall deliver to Seller the following:

                  (a) the Purchase Price in the amount and manner provided in Section 3.1;

                  (b) the certificate referred to in Section 10.5 signed on behalf of Purchaser by an officer of Purchaser;

                  (c) the Transition Services Agreement, duly executed by Eastman SE;

                  (d) the Technology Transfer Agreement, duly executed by Eastman SE;

                  (e) the Software License Agreement, duly executed on behalf of Eastman SE;

                  (f) the Conversion Agreement by Eastman SE, duly executed by Eastman SE;

                  (g) the Sales Agreements, duly executed by Eastman SE;

                  (h) the Escrow Agreement, duly executed on behalf of Purchaser;

                  (i) the BioExtend Agreement, duly executed by Eastman SE;
         and

                  (j) such other documents and instruments as Seller may reasonably request that do not alter the parties' respective obligations hereunder.

                  Section 4.4 Proceedings at Closing. All proceedings to be
                              ----------------------
taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously as of the Effective Time, and, except as permitted hereunder, no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

                                 ARTICLE V

                            WARRANTIES OF SELLER

         Seller hereby represents and warrants to Purchaser that, except as set forth in the disclosure schedule dated as of the date hereof and delivered by Seller to Purchaser (the "SELLER DISCLOSURE SCHEDULE"):

                  Section 5.1 Organization and Good Standing. Seller and
                              ------------------------------
Eastman SE each are duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated or formed and has all requisite power and authority to own, lease and operate its properties and assets and to carry on, in all material respects, the Business. Seller and Eastman SE are each duly qualified, authorized or licensed to conduct business under the Laws of each jurisdiction in which the conduct of the Business or the ownership or lease of the assets owned or leased by it in respect of the Business requires such qualification, authorization or license, except where the failure to be so qualified, authorized or licensed is not reasonably likely to have a Material Adverse Effect.

                  Section 5.2 Authorization of Agreement. Seller has all
                              --------------------------
requisite power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated hereby to be executed and delivered by it in connection with the consummation of the transactions contemplated hereby and thereby (all such other agreements, documents, instruments and certificates required to be executed by Seller or Eastman SE being hereinafter referred to, collectively, as the "SELLER DOCUMENTS") and to perform its obligations contemplated hereby and thereby. Each of Seller and Eastman SE has all requisite power and authority to execute and deliver each Seller Document to be executed and delivered by it in connection with consummation of the transactions contemplated hereby and to perform its obligations contemplated thereby. The execution, delivery and performance by Seller of this Agreement and each Seller Document to which it is a party, and the execution, delivery and performance by Eastman SE of each of the Seller Documents to which it is a party, have been duly authorized by all necessary corporate action on the part of Seller and Eastman SE. This Agreement has been duly executed and delivered by Seller and (assuming the due authorization, execution and delivery hereof by Purchaser) constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. Each of the Seller Documents will be, on or prior to the Closing Date, duly executed and delivered by, as applicable, Seller and/or Eastman SE and (assuming the due authorization, execution and delivery thereof by, as applicable, Purchaser) each of the Seller Documents when so executed and delivered will constitute legal, valid and binding obligations of, as applicable, Seller and/or Eastman SE, enforceable against them in accordance with their respective terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                  Section 5.3 Conflicts; Consents of Third Parties. None of
                              ------------------------------------
the execution and delivery by Seller of this Agreement or the Seller Documents to which it is a party, the execution and delivery by Eastman SE of the Seller Documents to which it is a party, the consummation of the transactions contemplated hereby or thereby, compliance by Seller with any of the provisions hereof, or by Seller or Eastman SE with any of the provisions of any of the Seller Documents, will (a) result in the breach of any provision of Seller's Organizational Documents or the Organizational Documents of Eastman SE; (b) violate, conflict with, result in the breach or termination of the terms under any Material Business Contract other than those Material Business Contracts identified on Section 5.3 of the Seller Disclosure Schedule or any other material Contract to which Seller is a party; (c) to the Knowledge of Seller, constitute a violation of any Law or Order applicable to Seller or Eastman SE; or (d) result in the creation or imposition of any Lien (other than any Lien in favor of Purchaser and Permitted Exceptions) upon any of the assets of Eastman SE. No consent, waiver, approval, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Seller or Eastman SE in connection with the execution and delivery of this Agreement or the Seller Documents, the consummation of the transactions contemplated hereby and thereby or the compliance by Seller and Eastman SE with any of the provisions hereof or thereof, except (i) for such other consents, waivers, approvals, Permits or filings with, or notifications to, any Person or Governmental Body, the failure to receive or make is not reasonably likely to have a Material Adverse Effect on the Business, and (ii) for compliance with the applicable requirements of the HSR Act.

                  Section 5.4 Capitalization; Equity Interests; Directors
                              -------------------------------------------
and Officers. Section 5.4 of the Seller Disclosure Schedule sets forth the
------------
authorized and outstanding Stock of Eastman SE. All of the issued and outstanding shares of the Stock of Eastman SE have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any preemptive rights and are owned of record and beneficially by Seller. There are no existing Liens, Options or commitments of any character whatsoever relating to any of the Purchased Shares. There are no outstanding (i) Stock Equivalents of Eastman SE; (ii) Options, subscriptions, commitments or other rights in favor of third parties to acquire from Eastman SE, and no obligation of Eastman SE to issue, any Stock or Stock Equivalents; or (iii) agreements or understandings with respect to the voting, sale (including an Option or similar arrangement) or transfer of any share of Stock in Eastman SE to which Seller or Eastman SE is a party other than this Agreement. Eastman SE does not have any Subsidiaries or hold, directly or indirectly, any Stock or Stock Equivalents in any other Person. Section 5.4 of the Seller Disclosure Schedule sets forth Eastman SE's current directors and officers.

                  Section 5.5 Financial Statements. Section 5.5 of the
                              --------------------
Seller Disclosure Schedule sets forth true and correct copies of (i) the unaudited balance sheet of the Business as of December 31, 2005 and 2004 (the "YEAR END BALANCE SHEET") and the related unaudited statement of income for the fiscal years ended as of December 31, 2005 and 2004 (collectively with the Year End Balance Sheet, the "FULL YEAR FINANCIAL STATEMENTS"), and
(ii) the unaudited balance sheet of the Business as of December 31, 2005 (the "REFERENCE BALANCE SHEET") and the related unaudited statement of income ended December 31, 2005 (collectively with the Reference Balance Sheet, the "REFERENCE FINANCIAL STATEMENTS"). The Full Year Financial Statements were derived from the audited consolidated financial statements of Seller which were prepared in accordance with GAAP. The Full Year Financial Statements and the Reference Financial Statements have been prepared in a manner customary for divisions reporting into a consolidated group within Eastman and compiled in accordance with the accounting principles, adjustments and exceptions described in Section 5.5 of the Seller Disclosure Schedule. The Full Year Financial Statements and the Reference Financial Statements have not been prepared in accordance with GAAP standards for presentation on a standalone basis, and both include items that are eliminated in consolidation as described in Section 5.5 of the Seller Disclosure Schedule and exclude items that may customarily be included in consolidations as described in Section 5.5 of the Seller Disclosure Schedule. The Full Year Financial Statements and the Reference Financial Statements fairly present (including the exceptions noted on Section 5.5 of the Seller Disclosure Schedule) the results of operations and financial position of the Business for the respective periods covered thereby in all material respects.

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

                  Section 5.6 No Undisclosed Liabilities. Neither Seller,
                              --------------------------
with respect to the Business, nor Eastman SE had, as of the Reference Date, any Debt or Liabilities that were required in accordance with the accounting principles set forth in Section 5.5 of the Seller Disclosure Schedule to be reflected, reserved against or otherwise disclosed on the Reference Balance Sheet that were not so reflected, reserved against or otherwise disclosed. Since the Reference Date, neither Seller, with respect to the Business, nor Eastman SE has incurred any Debt or Liabilities that would have been required to be reflected, reserved against or otherwise disclosed on the Reference Balance Sheet had such liabilities existed as of the Reference Date other than (a) those incurred in the Ordinary Course of Business, (b) those included in the June 30 Working Capital or otherwise disclosed in
Section 5.6 of the Seller Disclosure Schedule, or (c) those that will be paid or extinguished prior to the Effective Time or reflected in the calculation of Final Closing Working Capital.

                  Section 5.7 Absence of Certain Developments. Since the
                              -------------------------------
Reference Date, except in connection with the transactions contemplated hereby and except as set forth in Section 5.7(a) of the Seller Disclosure
Schedule:

                  (a) The Business has been conducted in all material respects in the Ordinary Course of Business;

                  (b) There has not occurred any Material Adverse Effect on the Business;

                  (c) Seller has not made any change in the accounting practices or policies applied in the preparation of financial statements of the Business, except to incorporate portions of the Business as a wholly-owned Subsidiary of Seller and as required by GAAP;

                  (d) Neither Seller nor Eastman SE has made any material change in any method or practice of management or operation with respect to the Business; and

                  (e) Neither Eastman SE or Seller (with respect to the Business) has entered into any other material transaction other than in the Ordinary Course of Business.

                  Section 5.8 Taxes.
                              -----

                  (a) All material Tax Returns required to be filed by Eastman SE or by Seller with respect to the Business for any period ending on or before the Closing Date have been or will be timely filed (taking into account any extensions validly obtained) and all such Tax Returns are or will be, as applicable, complete and accurate in all material respects. All Tax Liabilities related to such Tax Returns have been properly accrued on a basis consistent with such Tax Returns.

                  (b) All Taxes shown to be due on such Tax Returns (or payable pursuant to any assessments with respect to such Tax Returns) have been or will be timely paid by Seller.

                  (c) To the Knowledge of Seller, there is no material action, suit, claim, or assessment, nor any investigation or audit pending against Eastman SE, or against Seller with respect to Taxes in respect of the Business.

                  (d) All Taxes due and payable by Eastman SE or for which Eastman SE may be liable in respect of periods prior to the Closing Date, other than Taxes for current periods not yet due and payable prior to the Closing Date, have been (or will be, prior to the Closing Date) paid in full, all Tax Returns required to be filed in connection therewith have been accurately prepared and filed, and all deposits required by Law to be made by Eastman SE with respect to employees' and other withholding Taxes have been duly made. No deficiency for any Tax or claim for additional Taxes has been asserted, assessed or, to the Knowledge of the Seller, proposed against Eastman SE, and Eastman SE has not granted any waiver of any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Eastman SE is not a party to any tax allocation or sharing agreement.

                  (e) Eastman SE's basis in its assets subject to depreciation or cost recovery for federal income Tax purposes as of the Effective Date was not less than $35,000,000. Neither Seller nor Eastman SE has agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect Eastman SE or the Business for any period after the Effective Date. None of Eastman SE's or the Business' Liabilities is an obligation to make a payment that will not be deductible under Code Section 280G. Eastman SE and Seller with respect to the Business has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Eastman SE is not and has not been a member of an affiliated group filing a consolidated federal income Tax Return other than an affiliated group the common parent of which is Seller. Seller has no Excess Loss Account with respect to Eastman SE. Eastman SE has no net operating loss, net capital loss, unused investment, foreign tax or other credit or excess charitable contribution carryover allocable to it or the Business. There is no deferred gain or loss allocable to Eastman SE or the Business arising out of any deferred intercompany transaction.

                  Section 5.9 Real Property.
                              -------------

                  (a) Eastman SE has good, marketable and insurable fee simple title to the Eastman SE Owned Real Property (and has no leasehold interests), free and clear of all Liens except Permitted Exceptions.

                  (b) None of the Eastman SE Owned Real Property is subject to any lease, sublease, license, asset or other agreement granting to any other Person any right to the use, occupancy or enjoyment of such property or any part thereof.

                  (c) Eastman SE neither owns nor has an interest in (including as a tenant) any real property other than the Eastman SE Owned Real Property. Seller neither owns nor has an interest in any real property in Independence County, Arkansas or any other real property used in the operation of the Business. The Eastman SE Owned Real Property is in compliance with all building, fire, zoning and other ordinances and regulations applicable thereto, except such noncompliance which has not had or will not have a Material Adverse Effect. The Eastman SE Owned Real Property and the present use and condition thereof do not violate any applicable deed restrictions or other covenants, restrictions or agreements, site plan approvals, zoning or subdivision regulations or urban redevelopment plans applicable thereto, as modified by any duly issued variances, except violations which have not had or will not have a Material Adverse Effect. No building or other improvement which is part of any of the Eastman SE Owned Real Property encroaches, in any respect, upon any property owned by any adjacent landowner or upon any real property interest held by any other Person with respect to any of the Eastman SE Owned Real Property (including easements on the Eastman SE Owned Real Property) or upon any setback lines or similar encumbrances and no asset of any other Person encroaches upon the Eastman SE Owned Real Property, except such encroachments, if any, none of which, individually or in the aggregate, materially detracts from the value, or impairs in any significant way the current use of, the property subject thereto.

                  Section 5.10 Tangible Personal Property and Other Assets.
                               -------------------------------------------
Eastman SE has good and marketable title to all material items of tangible personal property owned by it, free and clear of all Liens except for Permitted Exceptions, other than personal property subject to a Personal Property Lease. Since the Reference Date, there have been no sales, transfers or other dispositions of assets by Eastman SE or Seller with respect to the Business except sales and dispositions of inventory in the Ordinary Course of Business and dispositions of worn out or obsolete assets in the Ordinary Course of Business. There are no outstanding Options to purchase any of the Business' assets or any portion thereof or any interest therein.

                  Section 5.11 Intellectual Property.
                               ---------------------

                  (a) The Technology Transfer Agreement contains a true and correct list, as of the date hereof, of the following categories of Purchased Intellectual Property: (i) Patents; and (ii) patent applications.

                  (b) (i) Seller or Eastman SE is the owner of the Purchased Intellectual Property and has all right, title and interest in and to such Purchased Intellectual Property free and clear of any Liens other than Permitted Exceptions; and (ii) to the Knowledge of Seller, the consummation of the transactions contemplated hereby and by the Seller Documents will not result in the loss or impairment of any of the rights of any of the Business or Eastman SE in any Purchased Intellectual Property, assuming the receipt of any consents or approvals under any Contracts required in connection with the transactions contemplated hereby.

                  (c) None of the Purchased Intellectual Property is the subject of any pending or, to the Knowledge of Seller, threatened opposition, interference or cancellation Proceeding before any registration authority in any jurisdiction in which the operations of the Business or Eastman SE are conducted, and all registrations and applications for all such Purchased Intellectual Property listed in the Technology Transfer Agreement are, as of the date hereof, in full force and effect and have not been abandoned or withdrawn.

                  (d) Other than as provided in Section 5.11 of the Seller Disclosure Schedule: (i) neither Seller nor Eastman SE has given any notice of infringement to any third party with respect to any Material Intellectual Property within the last 36 months, and no claim or controversy with respect to any such alleged infringement currently exists as of the date hereof; (ii) to the Knowledge of Seller, use of Material Intellectual Property and the manufacture, use or sale of Seller's or Eastman SE's products by each of Seller or Eastman SE do not infringe any valid Patent rights of any Person; and (iii) no claims of infringement of Patent rights of any Person have been asserted within the past 36 months by any Person against Seller or Eastman SE with respect to their use of Material Intellectual Property.

                  (e) Either Seller or Eastman SE has used Commercially Reasonable Efforts to maintain and protect each item of Material Intellectual Property that it owns or uses. Since the Reference Date, neither Seller nor Eastman SE, to their Knowledge, has granted, disposed of or permitted to lapse any rights or licenses or sublicenses to use any of the Material Intellectual Property.

                  Section 5.12 Contracts.
                               ---------

                  (a) Section 5.12(a) of the Seller Disclosure Schedule sets forth, as of the date hereof, a true and correct list of each of the following Contracts to which Eastman SE is a party, or to which Seller is a party and that are used in the Business, and that are Material Business Contracts. "MATERIAL BUSINESS CONTRACTS," as such term is used in this Agreement, means: (i) Contracts relating to the acquisition or disposition of any material assets not made in the Ordinary Course of Business, and any Contracts providing for any merger, acquisition or other business combination, to the extent that such Contract provides for continuing obligations by the parties thereto; (ii) Contracts providing for the purchase of, or payment for, supplies (excluding raw materials and energy), services, merchandise or equipment that are not capable of being fully performed or are not terminable without penalty within a period of 60 calendar days and involving annual payments in excess of $250,000; (iii) Contracts providing for the sale of products and involving annual payments in excess of $1,000,000; (iv) Personal Property Leases that are not terminable without penalty within a period of 60 calendar days and involving annual payments in excess of $250,000; (v) Contracts for research and development collaboration; (vi) non-competition or exclusive dealing agreements, or any other agreement or obligation which purports to limit or restrict in any respect (A) the ability of Eastman SE to solicit customers for the Business, or (B) the localities in which all or any portion of the Business is conducted; (vii) joint venture or partnership agreements or similar Contracts; (viii) Contracts providing for the disposal of Hazardous Substances; (ix) Contracts providing for the transportation of products of the Business that are not capable of being fully performed or are not terminable without penalty within a period of 60 calendar days and involving annual payments in excess of $250,000; (x) Contracts relating to the leasing of railroad cars or rolling stock; (xi) Contracts for the purchase of raw materials involving annual payments in excess of $250,000; and (xii) Contracts for the purchase of electricity, coal and other forms of energy involving annual payments in excess of $250,000. Each of Seller and Eastman SE has performed in all material respects all of the obligations required to be performed by it to date, and is not in material default under, any of the Material Business Contracts, and, to the Knowledge of Seller as of the date hereof, no other party to any of the Material Business Contracts is in material default thereunder. Each Material Business Contract is in full force and effect. Seller has delivered or caused to be delivered to Purchaser complete copies (including copies or summaries of all material amendments, oral or written) of each Material Business Contract.

                  (b) Section 5.12(b) of the Seller Disclosure Schedule sets forth a true and complete list of all Material Business Contracts shared between Eastman SE, on the one hand, and Seller and its Affiliates, on the other hand.

                  Section 5.13 Employee Benefits.
                               -----------------

                  (a) Section 5.13(a) of the Seller Disclosure Schedule sets forth a true and correct list, as of the date hereof, of all material employee benefit and compensation plans, programs or policies maintained or sponsored by Seller, Eastman SE or any other ERISA Affiliate for the benefit of the current or former Business Employees or their dependents, or in which any current or former Business Employee or their respective dependents participate, whether maintained pursuant to a written contract or pursuant to custom or informal understanding (collectively, the "EMPLOYEE BENEFIT PLANS").

                  (b) Seller has made available to Purchaser true and correct copies of the most recent plan summaries distributed to the Business Employees, if any, with respect to each of the Employee Benefit Plans.

                  (c) None of the Business Employees participates in any "multiemployer plan" (as defined in Section 3(37) of ERISA).

                  (d) There are neither presently pending nor, to the Knowledge of the Seller, threatened against Eastman SE or any ERISA Affiliate, any claims or charges by any Governmental Body, labor organization, Business Employee or former Business Employee or participant or beneficiary of any Employee Benefit Plan alleging that Eastman SE or any ERISA Affiliate or such Employee Benefit Plan has violated any Law in any material respect respecting employee benefits or employment claims or charges relating to holiday pay, workers' compensation, disability, unemployment insurance or similar claims, in each case as they relate to the Business.

                  (e) None of such Employee Benefit Plans has incurred any "accumulated funding deficiency" as defined in Section 412 of the Code.

                  (f) None of such Employee Benefit Plans is an employee pension benefit plan within the meaning of ERISA Section 3(2).

                  (g) Neither Eastman SE nor any ERISA Affiliate with respect to the Business maintains or has ever maintained or contributes, ever has contributed or ever has been required to contribute to any employee welfare benefit plan (within the meaning of ERISA Section 3(1)) providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents other than in accordance with Section 4980B of the Code.

                  (h) Eastman SE will not be subject to any withdrawal liability in respect of any Employee Benefit Plans.

                  Section 5.14 Labor.
                               -----

                  (a) There are no collective bargaining agreements in effect that pertain to any of the Business Employees.

                  (b) As of the date hereof: no labor organization representing any Business Employees or group of Business Employees has made a pending demand against Seller or Eastman SE for recognition; and there are no representation proceedings or petitions seeking a representation proceeding presently pending involving any Business Employees or, to the Knowledge of Seller, threatened to be brought or filed with the U.S. National Labor Relations Board or with any non-U.S. Governmental Body having jurisdiction over such matters.

                  (c) As of the date hereof, there are no (i) strikes, work stoppages or lockouts pending, or to the Knowledge of Seller, threatened, involving Business Employees; (ii) unfair labor practice charges, arbitrations or complaints pending or, to the Knowledge of Seller, threatened by or on behalf of any Business Employees; or (iii) claims or charges pending or to the Knowledge of Seller threatened before the Equal Employment Opportunity Commission or similar state agency.

                  (d) Since the Reference Date, there has been no general increase in the wage rates of Business Employees or in the compensation of management thereof, other than increases in the Ordinary Course of Business.

                  (e) The consummation of the transactions contemplated by this Agreement will not subject Purchaser or Eastman SE to any Liability, directly or indirectly, with respect to any Person for a golden parachute payment or any similar payment arising out of such Person's employment by Seller, by Eastman SE or by any Affiliate of Seller.

                  Section 5.15 Litigation. As of the date hereof, there is
                               ----------
no Proceeding pending or, to the Knowledge of Seller, threatened against Seller or Eastman SE that challenges, or questions the validity of, this Agreement, any Seller Document or any action taken or to be taken by Seller or Eastman SE in connection with, or that seeks to enjoin or obtain monetary damages in respect of, the consummation of the transactions contemplated hereby or thereby. Section 5.15 of the Seller Disclosure Schedule sets forth a true and correct list, as of the date hereof, of all pending or, to the Knowledge of Seller, threatened Proceedings in which Seller is a party and that relate primarily to the Business, or in which Eastman SE is a party (considered without regard to environmental matters, which are addressed in Section 5.17). No Order of any Governmental Body or arbitrator affecting Eastman SE or the Business has been entered which is in effect as of the date hereof (considered without regard to environmental matters which are addressed in Section 5.17).

                  Section 5.16 Compliance with Other Laws; Permits.
                               -----------------------------------

                  (a) To the Knowledge of Seller, Seller and Eastman SE are conducting the Business in all material respects in compliance with all Laws and Orders (considered without regard to Environmental Laws, which are addressed in Section 5.17).

                  (b) Eastman SE holds all Permits of all Governmental Bodies that by the nature of the operations of the Business conducted by it or the ownership of the assets owned by it are Permits required to conduct the operation and ownership thereof in the manner currently conducted or to use such assets in the manner currently utilized in the Business, except for such Permits, if any, as to which the failure to hold are not reasonably likely to have a Material Adverse Effect on the Business (considered without regard to Environmental Authorizations, which are addressed in
         Section 5.17) ("MATERIAL PERMITS"). All Material Permits are in full force and effect and none of them have expired, and none of Seller or Eastman SE has received written notice of any suspension, modification, revocation, cancellation or non-renewal, in whole or in part, of any Material Permits. No Material Permit will terminate as of, or require renewal or reapplication or notice of a change in ownership or control prior to, the Closing Date as a result of the consummation of the transactions contemplated hereby.

                  (c) Neither Seller nor Eastman SE has received any notice alleging (or any notice of any investigation related to) any material violation by Eastman SE or the Business of any Law (considered without regard to Environmental Laws which are addressed in Section 5.17), which allegation has not been resolved as of the date of this Agreement.

                  Section 5.17 Environmental Matters.
                               ---------------------

                  (a) To the Knowledge of Seller:

                      (i) Except as disclosed in Section 5.17(a)(i) of the Seller Disclosure Schedule, Eastman SE has obtained or is in the process of obtaining all material Environmental Authorizations required for operation of the Business. These Environmental Authorizations are in full force and effect and there is no Proceeding pending or threatened which might directly and adversely affect the validity of any of these effective or proposed Environmental Authorizations, except in each case as described in
         Section 5.17(a)(i) of the Seller Disclosure Schedule;

                      (ii) No Eastman SE Owned Real Property is subject to any Lien imposed by or arising under any Environmental Law, and there is no Proceeding pending or threatened for imposition of any such Lien;

                      (iii) Except as disclosed in Section 5.17(a)(iii) of the Seller Disclosure Schedule, neither Seller nor Eastman SE has received any written communication from any Environmental Authority during the 5 years prior to the date hereof alleging that the Business is in violation of any Environmental Law or Environmental Authorization;

                      (iv) Except as disclosed in Section 5.17(a)(iv) of the Seller Disclosure Schedule, neither Seller nor Eastman SE has been named, identified or alleged during the 5 years prior to the date hereof to be a responsible party or a potentially responsible party under CERCLA or RCRA or any state Law based on CERCLA or RCRA as the result of the operation of the Business;

                      (v) Except as disclosed in Section 5.17(a)(v) of the Seller Disclosure Schedule, there is no Proceeding pending against Seller, Eastman SE or the Business, nor is any such Proceeding threatened, in which any violation of Environmental Law by Seller or Eastman SE or the Business is alleged or any Environmental Liability is asserted;

                      (vi) Except as disclosed in Section 5.17(a)(vi) of the Seller Disclosure Schedule, Eastman SE has not, and no predecessor in interest with respect to the Business, has during the 5 years prior to the date hereof, Released, stored, manufactured, disposed of or used any Hazardous Substance on or at any of the Eastman SE Real Property or any Hazardous Waste Site in material violation of any Environmental Law;

                      (vii) No part of any of the Eastman SE Owned Real Property has been listed or proposed for listing on the National Priorities List of the United States Environmental Protection Agency or any similar state or local list;

                      (viii) Except as disclosed in the documents identified in Section 5.17(a)(viii) of the Seller Disclosure Schedule, in the 5 years prior to the date hereof Seller and Eastman SE have timely filed or caused to be filed all reports required to be filed with respect to all of the Eastman SE Owned Real Property and the facilities thereon and has generated and maintained all required data, documentation and records under all Environmental Laws with respect thereto (except such reports, data, documentation and records the failure to file, generate or maintain has not had or will not have a Material Adverse Effect), and has heretofore made complete copies of all such reports, data, documentation and records available to Purchaser;

                      (ix) Except as disclosed in Section 5.17(a)(ix) of the Seller Disclosure Schedule, there are no USTs at the Eastman SE Owned Real Property; and

                      (x) All material environmental written audits, assessments, reviews and reports in Seller's or Eastman SE's possession relating to compliance with Environmental Laws by the Business at the Eastman SE Owned Real Property in the five years prior to the date hereof, that have not otherwise been disposed of in accordance with Seller's records retention policy, have been made available for Purchaser's review.

                  (b) The representations and warranties of the Seller in
         Section 5.17(a) shall be the sole and exclusive representations and warranties of the Seller in this Agreement with respect to the Environment, Environmental Authorities, Environmental Authorizations, Environmental Conditions, Environmental Law and Environmental Liabilities.

                  Section 5.18 Ownership of Necessary Assets and Rights.
                               ----------------------------------------
Except for (i) those assets and services to be provided pursuant to the terms of the Transition Services Agreement, the Technology Transfer Agreement, the Conversion Agreement by Eastman SE, the Software License Agreement, and the Sales Agreements, (ii) Business Contracts as to which a Work-around is implemented, (iii) Permits listed on
Section 5.18(a) of the Seller Disclosure Schedule that cannot be transferred to Eastman SE or for which consent for a change of control, as applicable, cannot be obtained, as applicable, (iv) Business Employees who do not become Transferred Employees, and (v) as otherwise described in Section 5.18(b) of the Seller Disclosure Schedule, the assets, properties and rights of Eastman SE acquired by virtue of the acquisition of the Purchased Shares will compose all of the assets, properties and rights necessary to the continued operation of the Business substantially as conducted since the Reference Date. Except as set forth in Section 5.18(c) of the Seller Disclosure Schedule, Eastman SE will have no on-going contractual obligations to or relationship with Seller or its Affiliates after Closing, except pursuant to the Seller Documents, Purchaser Documents or this Agreement.

                  Section 5.19 Customers and Suppliers. Except as set forth
                               -----------------------
in Section 5.19 of the Seller Disclosure Schedule, no customer or supplier accounted for more than 15% of the revenues or purchases of the Business during the year ended December 31, 2005.

                  Section 5.20 Brokers. No Person has acted directly or
                               -------
indirectly as a broker, finder or financial advisor for Seller or any Affiliate of Seller in connection with the negotiations relating to or the transactions contemplated hereby and no Person is entitled to any fee or commission or like payment in respect thereof from Purchaser based in any way on any agreement, arrangement or understanding made by or on behalf of Seller or any Affiliate of Seller. Section 5.21 Product Liability. Set forth on Section 5.21 of the Seller Disclosure Schedule is a complete description of all recall programs of any and all products of the Business which may be underway or pending.

                  Section 5.22 Condemnation. None of the Eastman SE Owned
                               ------------
Real Property (or any part thereof) is the subject of any pending or, to the Knowledge of Seller, threatened condemnation, eminent domain, rezoning or similar proceeding.

                  Section 5.23 No Additional Representations. EXCEPT AS
                               -----------------------------
EXPRESSLY SET FORTH IN THIS AGREEMENT, (A) SELLER MAKES NO REPRESENTATION OR WARRANTY, NOR EXTENDS ANY WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND VALIDITY OF PATENT RIGHTS OR CLAIMS, ISSUED OR PENDING, (B) THE BUSINESS AND ASSETS BEING TRANSFERRED TO PURCHASER AT CLOSING BY VIRTUE OF THE TRANSFER OF THE PURCHASED SHARES ARE TO BE CONVEYED IN THEIR PRESENT CONDITION, AND PURCHASER SHALL RELY UPON ITS OWN EXAMINATION THEREOF, AND (C) SELLER MAKES NO GUARANTY OF QUALITY WITH RESPECT TO ANY OF THE ASSETS BEING SO TRANSFERRED, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT. Without limitation of the foregoing, Seller makes no representations or warranties with respect to any projections, forecasts or forward-looking information provided to Purchaser.

                                 ARTICLE VI

                           WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller that, as of the date hereof:

                  Section 6.1 Organization and Good Standing. Purchaser is
                              ------------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated or formed. Purchaser is duly qualified, authorized or licensed to conduct business under the laws of each jurisdiction in which the conduct of the business conducted by it or the ownership of the assets owned by it requires such qualification, authorization or license, except where the failure to be so qualified, authorized or licensed is not reasonably likely to have a Material Adverse Effect on Purchaser.

                  Section 6.2 Authorization of Agreement. Purchaser has all
                              --------------------------
requisite power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated hereby to be executed and delivered by it in connection with the consummation of the transactions contemplated hereby and thereby (all of such agreements, documents, instruments and certificates required to be executed by Purchaser being hereinafter referred to, collectively, as the "PURCHASER DOCUMENTS") and to perform its obligations contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery hereof by Seller) constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. Each of the Purchaser Documents will be, on or prior to the Closing Date, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery thereof by Seller and/or Eastman SE) each of the Purchaser Documents when so executed and delivered will constitute, legal, valid and binding obligations of, as applicable, Purchaser, enforceable against it in accordance with their respective terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and
(ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                  Section 6.3 Conflicts; Consents of Third Parties. None of
                              ------------------------------------
the execution and delivery by Purchaser of this Agreement or the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, compliance by Purchaser with any of the provisions hereof or by Purchaser with any of the provisions of any of the Purchaser Documents will
(a) result in the breach of any provision of Purchaser's Organizational Documents; or (b) to the Knowledge of Purchaser, constitute a violation of any Law or Order applicable to Purchaser. No consent, waiver, approval, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents, the consummation of the transactions contemplated hereby and thereby or the compliance by Purchaser with any of the provisions hereof or thereof, except (i) for such consents, waivers, approvals, Permits or filings with, or notifications to, any Person or Governmental Body, the failure to receive or make is not reasonably likely to have a Material Adverse Effect on Purchaser; and (ii) for compliance with the applicable requirements of the HSR Act.

                  Section 6.4 Litigation. As of the date hereof, there is no
                              ----------
Proceeding pending or, to the Knowledge of Purchaser, threatened against Purchaser or any Affiliate of Purchaser that challenges, or questions the validity of, this Agreement, any Purchaser Document or any action taken or to be taken by Purchaser in connection with, or that seeks to enjoin or obtain monetary damages in respect of, the consummation of the transactions contemplated hereby or thereby.

                  Section 6.5 Financing. Purchaser has sufficient
                              ---------
immediately available cash to pay the Purchase Price, any expenses to be incurred by Purchaser in connection with this Agreement, and to perform its obligations hereunder following the Closing and to provide adequate working capital to the Business.

                  Section 6.6 Brokers. No Person has acted directly or
                              -------
indirectly as a broker, finder or financial advisor for Purchaser or any Affiliate of Purchaser in connection with the negotiations relating to or the transactions contemplated hereby and no Person is entitled to any fee or commission or like payment in respect thereof from Seller based in any way on agreements, arrangements or understandings made by or on behalf of Purchaser or any Affiliate of Purchaser.

                  Section 6.7 WARN Act. Purchaser does not intend to engage
                              --------
within 60 days following the Closing Date in a "plant closing" or "mass layoff" as such terms are defined in the United States Federal Worker Adjustment, Restraining and Notification Act of 1988, as amended.

                  Section 6.8 No Reliance. Purchaser is not relying on any
                              -----------
representations, warranties, projections, forecasts, information
(forward-looking or otherwise), discussions or statements other than as expressly provided in this Agreement or the schedules hereto.

                                ARTICLE VII

                             COVENANTS OF SELLER

                  From and after the date hereof and until the Closing (except with respect to Section 7.1, Section 7.4, Section 7.6 and Section 7.9, which survive the Closing in accordance with its terms), Seller hereby covenants and agrees that:

                  Section 7.1 Access to Documents. Seller shall, and shall
                              -------------------
cause its Affiliates to, afford to Purchaser's representatives, upon reasonable notice and without undue interruption to Seller's business, access during normal business hours to the books and records of the Business pertaining to the operations of the Business for a period of five years (or such longer period as may necessary to enable Purchaser to comply with provisions of applicable
Law) following the Closing Date in connection with financial statements and U.S. Securities and Exchange Commission and London Stock Exchange plc reporting obligations and other reasonable business purposes, provided that nothing herein shall limit Purchaser's rights of discovery. Seller agrees to hold all of the books and records of the Business existing on the Closing Date in accordance with Seller's standard record retention policies provided that Seller shall not destroy, alter or dispose of any of such books and records for a period of ten years from the Closing Date or such longer time as may be required by Law without first offering in writing at least 60 calendar days prior to such destruction or disposition to surrender them to Purchaser.

                  Section 7.2 Conduct of Business. Until the Closing Date,
                              -------------------
Seller shall, and shall cause Eastman SE to, solely with respect to the operation of the Business (unless Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed), and except as otherwise contemplated hereby:

                      (i) operate in the Ordinary Course of Business, provided that Purchaser acknowledges and agrees that Seller may take reasonable actions, upon reasonable advance notice to Purchaser of Seller's intended actions, to maintain Final Closing Working Capital at levels no higher than those in Reference Working Capital (which actions shall not adversely affect the Business after Closing, including without limitation reducing inventory below levels reasonably required to operate the Business), and any and all such actions shall be considered to be taken in the Ordinary Course of Business;

                      (ii) (A) preserve its present material business operations, organization and goodwill, (B) keep available the services of its present officers and key employees and (C) preserve its present relationships with Persons having business dealings with it;

                      (iii) maintain its books, accounts and records in the Ordinary Course of Business;

                      (iv) except in the Ordinary Course of Business or as required by Law, or as required by any contractual obligation or other understanding or arrangement disclosed on Schedule 7.2(iv), not increase the rate of compensation payable or to become payable to any Business Employees or enter into or amend any employment or similar or related agreement with any Business Employee;

                      (v) except in the Ordinary Course of Business, or as otherwise provided for herein or contemplated hereby, not enter into any new, or modify any material terms of any existing, Material Business Contract;

                      (vi) maintain its assets that are operable and utilized in the Business as of the date hereof (including the expenditure of adequate amounts for maintenance) consistent with the pattern and practice of maintenance of Seller as of the date hereof and, as a whole, in generally as favorable a condition as the same are in on the date hereof, except for normal wear and tear and Casualty events;

                      (vii) maintain insurance covering its assets comparable to that in effect on the date hereof;

                      (viii) reapply for necessary material Permits in the Ordinary Course of Business;

                      (ix) provide notice of any capital expenditure or commitment to make a capital expenditure, in each case in excess of $250,000; and

                      (x) replace in accordance with past practice assets that are operable and utilized in the Business as of the date hereof but become inoperable, worn out or obsolete (other than as a result of Casualty) prior to the Closing Date.

Without limiting the generality of the foregoing (except with the prior written consent of Purchaser, which consent may not be unreasonably withheld, delayed or conditioned, or except as contemplated by this Agreement), Seller will not with respect to the Business and will not permit Eastman SE to:

                      (xi) adopt any change in its certificate of incorporation or bylaws;

                      (xii) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization;

                      (xiii) issue, sell, transfer, pledge, dispose of or encumber any shares of Stock, or Stock Equivalents convertible into or exchangeable for, or to acquire, any shares of Stock, in Eastman SE;

                      (xiv) declare, set aside or pay any distribution of property (other than cash or as otherwise permitted by Section 7.2(i) above, or as provided in Section 7.2(xvi) of the Seller Disclosure Schedule) with respect to Eastman SE's Stock;

                      (xv) redeem, purchase or otherwise acquire directly or indirectly any of Eastman SE's Stock or Stock Equivalents;

                      (xvi) except as provided in Section 7.2(xvi) of the Seller Disclosure Schedule, sell, exchange, hypothecate, pledge or otherwise dispose of the Business or any material portion of the assets of the Business;

                      (xvii) acquire or organize a Subsidiary; or

                      (xviii) agree or commit to do any of the foregoing.

                  Section 7.3 Consents and Conditions.
                              -----------------------

                  (a) Seller shall use Commercially Reasonable Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Purchaser in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, including: (i) obtaining all necessary consents, approvals or waivers from, and giving any necessary notifications to, third parties; (ii) making all registrations and filings as promptly as practicable with, and obtaining all necessary actions or non-actions, waivers, consents and approvals from, all Governmental Bodies (including those in connection with the HSR Act and any other applicable foreign law) and using all Commercially Reasonable Efforts to obtain an approval or waiver from, or to avoid an action or proceeding by, a Governmental Body; (iii) responding to any information requests from Governmental Bodies as soon as reasonably practicable; and (iv) defending any Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order or preliminary or permanent injunction entered by any Governmental Body vacated or reversed.

                  (b) Seller shall keep Purchaser reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing Purchaser with copies of notices or other communications received by Seller or by Eastman SE from any third party and/or any Governmental Body with respect to the transactions contemplated hereby. Purchaser and Seller shall each promptly furnish to the other such necessary information and reasonable assistance as the other party may request in connection with the foregoing and shall each promptly provide counsel for the other party with copies of all filings made by such party, and all correspondence between such party (and its advisors) and any Governmental Body and any other information supplied by such party and such party's Affiliates to a Governmental Body in connection herewith and the transactions contemplated hereby; provided, however, that materials may be
                              --------  -------
         redacted (i) to remove references concerning the valuation of the Business and (ii) as necessary to comply with contractual arrangements. Each party shall, subject to applicable Law, permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Body. Purchaser and Seller agree not to participate, or to permit their Affiliates to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Body in connection herewith and the transactions contemplated hereby unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Body, gives the other party the opportunity to attend and participate; provided, however, that Seller shall not be deemed to
                      --------  -------
         have breached this covenant if (A) Seller uses efforts reasonable under the circumstances to contact Purchaser or its representatives, but is nonetheless unable to reach Purchaser or its representatives prior to the time at which such Governmental Body proposes to conduct such meeting or discussion or (B) any such designated representatives are unable to participate in such meeting at such proposed time.

                  Section 7.4 Public Statements. Before Seller shall issue
                              -----------------
any press release or otherwise make any public statement concerning this Agreement or the transactions contemplated hereby, Seller shall so advise and cooperate with Purchaser and shall not release such information without Purchaser's consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless (a) such information is otherwise publicly available other than as a result of a disclosure by Seller made in breach of this Section 7.4 or (b) the release thereof is, in the reasonable judgment of Seller, required by any Law (including any rule of any securities exchange on which Seller's securities are traded) or Order to which Seller is bound or subject; provided, in the case of this clause (b), that Seller
                     --------
take all reasonable endeavors to notify Purchaser prior to making any such disclosure and shall restrict such disclosure to the minimum required by Law (in the reasonable judgment of Seller).

                  Section 7.5 Further Actions. Seller shall use all
                              ---------------
Commercially Reasonable Efforts to satisfy or cause to be satisfied as promptly as practicable its obligations hereunder and the conditions precedent to Closing.

                  Section 7.6 Confidential Information. Seller agrees that,
                              ------------------------
from and after the Closing, any nonpublic or proprietary information in its or any of its Affiliates' possession or control that relates to Eastman SE or the Business shall be maintained in confidence by Seller and its Affiliates and, except as necessary in connection with the transactions contemplated hereby, shall not be used or divulged by Seller or any of its Affiliates to any other Person. The obligations of Seller and its Affiliates under this section survive the Closing. This Section 7.6 shall not apply to any such information that (i) through no fault of Seller or any of its Affiliates becomes generally known in the relevant industry, (ii) is disclosed to Seller or any of its Affiliates by a third party having a bona fide right to disclose the information or the disclosure of which is legally required, or (iii) is independently developed after the Closing without any reference to any nonpublic or proprietary information that relates primarily to the Business, but Seller shall notify Purchaser before making any such legally required disclosure and, at Purchaser's expense, use its reasonable efforts to limit the amount of such information so disclosed to protect its confidentiality to the extent possible.

                  Section 7.7 No Solicitation. From and after the date
                              ---------------
hereof and up to and including the Closing Date, without the prior written consent of Purchaser, Seller and its Affiliates will not, and will not authorize or permit any representative of Seller to, directly or indirectly, solicit, initiate, or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal from any Person, or engage in any discussion or negotiation relating thereto or accept any Acquisition Proposal. If any Seller Party receives any such inquiries, offers, or proposals it shall notify Purchaser orally of any such inquiries, offers, or proposals within 24 hours of the receipt thereof. Other than this Agreement, Seller will terminate any discussions that it is having with any Person other than Purchaser as to any Acquisition Proposal.

                  Section 7.8 Inspection. Purchaser and its employees,
                              ----------
officers, directors, attorneys, agents, independent auditors and representatives have the right, from the date of the execution of this Agreement up to and including the Closing, at reasonable times during normal business hours upon reasonable advance notice, to make a due diligence investigation of: (i) the Business and the books and records of Seller and Eastman SE pertaining thereto; and (ii) the facilities and premises of Eastman SE; provided, however, in no event shall Purchaser have access to any information that would (A) reasonably be expected to create Liability under applicable Laws or waive any material legal privilege, (B) result in the disclosure of any Intellectual Property of third persons, or (C) violate any obligations of Seller or Eastman SE with respect to confidentiality. Purchaser may conduct environmental, engineering or other inspections necessary or desirable to enable Purchaser to evaluate the assets of the Business, and may apply for any Permits for which Purchaser is required to apply for by Law prior to Closing, provided that neither activity unreasonably interferes with the operation of the Business or involve any physically intrusive due diligence, such as sampling of soils, groundwater or other part of the Environment. Purchaser and its Affiliates shall, in performing such due diligence, comply with all Laws or Environmental Authorizations applicable to the Eastman SE Owned Property and the Business. Seller will, and will cause Eastman SE to, cooperate with Purchaser in carrying out the provisions of this Section and will provide Purchaser reasonably promptly with such documents and information pertaining to the Business and its assets as Purchaser may reasonably request. Purchaser agrees to indemnify, hold harmless and defend (with counsel reasonably acceptable to Seller) Seller against any Losses suffered by Seller or Eastman SE or any of the Eastman SE Owned Real Property and resulting from the acts or omissions of Purchaser or its employees, officers, directors, attorneys, agents, independent auditors and representatives in inspecting or investigating the Business and its assets pursuant to this Section 7.8. Notwithstanding the preceding sentence, Purchaser has no obligation to indemnify, hold harmless or defend Seller or Eastman SE with respect to any Losses arising out of Seller's or Eastman SE's own negligence or willful misconduct. Purchaser agrees to return all Eastman SE Owned Real Property to substantially the same condition as it existed prior to such investigation and inspection. The obligations of Purchaser under this Section 7.8 survive the termination of this Agreement.

                  Section 7.9 Absence of Affiliation. Seller agrees that it
                              ----------------------
shall not advertise or hold itself out as an Affiliate of Eastman SE after the Closing.

                  Section 7.10 Casualty. If, after the date hereof but prior
                               --------
to the Closing, any material portion of the assets that are operational and used in the Business as of the date hereof are damaged, destroyed or lost by fire, tornado or other casualty ("CASUALTIES"), Seller will promptly notify Purchaser of such event(s). If Casualties occurring prior to Closing, in the aggregate, may be repaired for no more than $5,000,000, Seller shall, at Seller's election, either (i) repair such Casualties or (ii) make monetary provision for such repair costs as mutually agreed with Purchaser, which provision may include escrow of such repair costs, adjustment to the Purchase Price, or otherwise (in an amount not to exceed $5,000,000). In the event that the Casualties materially impair the operation of the Business and the costs of repair exceed $5,000,000, Seller may elect to either repair such Casualties or provide Purchaser with the right to terminate Purchaser's obligations under this Agreement by notice to Seller within ten Business Days after Purchaser receives such written notice from Seller. If Purchaser elects to terminate such obligations, the Earnest Deposit will be returned to Purchaser and thereupon, no party has any further obligation under this Agreement other than those obligations which specifically survive the termination of this Agreement. If Purchaser does not exercise its right to terminate this Agreement, then Purchaser shall be deemed to have waived its rights under this Agreement with respect to such Casualties, including with respect to the representations, warranties, covenants and agreements of Seller with respect to the assets affected by such Casualties.

                  Section 7.11 Resignation of Officers and Directors;
                               --------------------------------------
Releases. No later than the Closing Date, Seller shall obtain the
--------
resignation of all officers and directors of Eastman SE and deliver the same to Purchaser on the Closing Date. In addition, Seller shall obtain a release executed by each such officer and director, in form reasonably satisfactory to Purchaser, whereby each such officer and director releases any claim that such officer or director has against Eastman SE, including any right to indemnification under Eastman SE's certificate of incorporation or bylaws.

                                ARTICLE VIII

                           COVENANTS OF PURCHASER

                  From and after the date hereof and until the Closing (except with respect to Section 8.1, Section 8.4, Section 8.5 and Section 8.6, which shall survive the Closing in accordance with their terms), Purchaser hereby covenants and agrees that:

                  Section 8.1 Confidentiality. Any information provided to
                              ---------------
Purchaser or its representatives pursuant hereto shall be held in accordance with, and shall be subject to the terms of, the Confidentiality Agreement. As of the Closing Date, the Confidentiality Agreement shall terminate and cease to be of effect to the extent information and materials relate solely to the Business. From and after the Closing, none of Purchaser or any of its Affiliates shall use or disclose any non-public or proprietary information of Seller and its Affiliates that do not relate solely to the Business ("SELLER PROPRIETARY INFORMATION"). This Section 8.1 shall not apply to any Seller Proprietary Information which (i) through no fault of Purchaser or any of its Affiliates becomes generally known in the relevant industry, (ii) is received after the Closing from a third party free of any limitations on its use or disclosure and not, to Purchaser's Knowledge, through violation of any confidentiality agreement, or (iii) is independently developed after the Closing without any reference to any Seller Proprietary Information. The obligations of Purchaser and its Affiliates under this section survive the Closing. Purchaser may make any legally required disclosure of the Seller Proprietary Information, but Purchaser shall notify Seller before making any such legally required disclosure and, at Seller's expense, use its reasonable efforts to limit the amount of Seller Proprietary Information so disclosed to protect its confidentiality to the extent possible. Further, Purchaser agrees that it shall use Commercially Reasonable Efforts to maintain the confidentiality of this Agreement, except with respect to dissemination to its shareholders or as required by Law (including any rule of any securities exchange on which Purchaser's securities are traded).

                  Section 8.2 Public Statements. Before Purchaser shall
                              -----------------
issue any press release or otherwise make any public statement concerning this Agreement or the transactions contemplated hereby, Purchaser shall so advise and cooperate with Seller and shall not release such information without Seller's consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless (a) such information is otherwise publicly available other than as a result of a disclosure by Purchaser made in breach of this Section 8.2 or (b) the release thereof is, in the reasonable judgment of Purchaser, required by any Law (including any rule of any securities exchange on which Purchaser's securities are traded) or Order to which Purchaser is bound or subject; provided, in the case of this clause
(b), that Purchaser shall take all reasonable endeavors to notify Seller prior to making any such disclosure and shall restrict such disclosure to the minimum required by Law (in the reasonable judgment of Purchaser); and provided further that Purchaser can include such information as in the reasonable judgment of Purchaser should be included in any proxy statement prepared by Purchaser for delivery to its shareholders seeking approval of the transactions contemplated hereby.

                  Section 8.3 Consents and Conditions.
                              -----------------------

                  (a) Purchaser shall use Commercially Reasonable Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Seller in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, including: (i) obtaining all necessary consents, approvals or waivers from, and giving any necessary notifications to, third parties; (ii) making all registrations and filings as promptly as practicable with, and obtaining all necessary actions or non-actions, waivers, consents and approvals from, all Governmental Bodies (including those in connection with the HSR Act and any other applicable foreign Law) and using all Commercially Reasonable Efforts to obtain an approval or waiver from, or to avoid an action or proceeding by, a Governmental Body; (iii) responding to any information requests from Governmental Bodies as soon as reasonably practicable; and (iv) defending any Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order or preliminary or permanent injunction entered by any Governmental Body vacated or reversed.

                  (b) Purchaser shall keep Seller reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing Seller with copies of notices or other communications received by Purchaser from any third party and/or any Governmental Body with respect to the transactions contemplated hereby. Purchaser and Seller shall each promptly furnish to the other such necessary information and reasonable assistance as the other party may request in connection with the foregoing and shall each promptly provide counsel for the other party with copies of all filings made by such party, and all correspondence between such party (and its advisors) and any Governmental Body and any other information supplied by such party and such party's Affiliates to a Governmental Body in connection herewith and the transactions contemplated hereby; provided,
                                                            --------
         however, that materials may be redacted (i) to remove references
         -------
         concerning the valuation of the Business and (ii) as necessary to comply with contractual arrangements. Each party shall, subject to applicable Law, permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Body. Purchaser and Seller agree not to participate, or to permit their Affiliates to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Body in connection herewith and the transactions contemplated hereby unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Body, gives the other party the opportunity to attend and participate; provided, however, that Purchaser shall not be
                          --------  -------
         deemed to have breached this covenant if (A) Purchaser uses efforts reasonable under the circumstances to contact Seller or its representatives, but is nonetheless unable to reach Seller or its representatives prior to the time at which such Governmental Body proposes to conduct such meeting or discussion or (B) any such designated representatives are unable to participate in such meeting or discussion at such proposed time.

                  Section 8.4 Seller's Access to Documents. Purchaser shall,
                              ----------------------------
and shall cause its Affiliates to, afford to Seller's representatives, upon reasonable notice and without undue interruption to Purchaser's or Eastman SE's business, access during normal business hours to the books and records of the Business pertaining to the operations of the Business prior to the Closing Date and for a period of five years (or such longer period as may be necessary to enable Seller to comply with provisions of applicable Law) following the Closing Date in connection with financial statements and U.S. Securities and Exchange Commission reporting obligations (including as to audited statements) and other reasonable business purposes, provided that nothing herein shall limit Seller's rights of discovery. Purchaser agrees to hold all of the books and records of the Business existing on the Closing Date in accordance with Purchaser's standard record retention policies provided that Purchaser shall not destroy, alter or dispose of any of such books and records for a period of ten years from the Closing Date or such longer time as may be required by Law without first offering in writing at least 60 calendar days prior to such destruction or disposition to surrender them to Seller.

                  Section 8.5 Use of Seller's Names and Marks. Purchaser
                              -------------------------------
agrees that (i) effective as of the Closing Date, Purchaser shall change the name of Eastman SE to a name that is not confusingly similar to the foregoing name, and specifically removing the name "Eastman" from the entity's name; (ii) as of the Closing Date, it will not use, distribute or display, and/or will cease to use, distribute or display, any article or instrument of any kind, including signs, invoices, labels, letterhead, or business cards, that reflects or includes any logo, trademark, trade name, trade dress, font type, or confusingly similar fonts to the extent depicting or suggesting an Erlenmeyer flask, or similar designation of Seller that was not specifically assigned to Purchaser under the Technology Transfer Agreement; (iii) within a reasonable time following the Closing Date (not to exceed 60 days and not to exceed 3 months in the case of exhausting preprinted materials on finished products), it will destroy any and all such articles or instruments in its possession, and to modify any web site or web page regarding the Business to remove any such logo, trademark, trade name, trade dress, font type, or similar designation of Seller that was not specifically assigned to Purchaser; (iv) as soon as reasonably practicable after the Closing, Purchaser shall mark products and other property acquired hereunder, both internally and externally, with Purchaser's name and mark; and (v) it shall not advertise or hold itself out as Seller or an Affiliate thereof.

                  Section 8.6 Solicitation of Customers by Purchaser Prior
                              --------------------------------------------
to Closing. Prior to the Closing Date, Purchaser will not, and will not
----------
permit any of its Affiliates, to utilize confidential information of Seller or its Affiliates or the transactions contemplated hereby in connection with the solicitation of customers of the Business to discontinue or limit their relationships with Seller or to conduct any marketing or other customer solicitation activities outside of the Ordinary Course of Business of Purchaser, consistent with past practice, which are targeted to induce any such customers to discontinue or limit any such relationships, it being understood and agreed that the foregoing is not intended to prohibit general advertising or solicitations directed to the public generally or other similar activities conducted in the Ordinary Course of Business of Purchaser and without making reference to this Agreement or the transactions contemplated hereby.

                  Section 8.7 Further Actions. Purchaser shall use all
                              ---------------
Commercially Reasonable Efforts to satisfy or cause to be satisfied as promptly as practicable its obligations hereunder and the conditions precedent to Closing. Seller and Purchaser will provide to such title insurer such affidavits and other documents listed on Section 8.7 of the Seller Disclosure Schedule.

                                 ARTICLE IX

               CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

         The obligation of Purchaser to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction (or, if permitted by applicable Law, waiver by Purchaser in its sole discretion) of each of the following conditions:

                  Section 9.1 Accuracy of Warranties. Each of the
                              ----------------------
representations and warranties of Seller contained herein (read without regard to any qualifications regarding materiality or Material Adverse Effect) shall be true and correct in all respects as of the Closing Date with the same force as if made on and as of the Closing Date (except, in each case, to the extent any such representation or warranty speaks as of a specific date, in which case such warranty shall be, subject to the qualification set forth below, true and correct as of such specific date), except for any such failures to be true and correct as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Business. In addition, notwithstanding the foregoing, the representations and warranties contained in Section 5.9(a) shall be true and correct as of the Closing Date.

                  Section 9.2 Performance of Covenants. Seller shall have
                              ------------------------
performed and complied, and shall have caused Eastman SE to perform and comply with, in all material respects, the covenants and provisions hereof required to be performed or complied with by it between the date hereof and the Closing Date.

                  Section 9.3 Antitrust Laws. Any required waiting period
                             ---------------
under the HSR Act and other pre-merger notification or competition authority clearance requirements relating to the transactions contemplated hereby shall have expired or been terminated.

                  Section 9.4 No Injunctions. No preliminary or permanent
                              --------------
injunction or other Order of any court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby shall be in effect.

                  Section 9.5 Shareholder Approval. Purchaser's shareholders
                              --------------------
shall have approved the transactions contemplated by this Agreement; provided that in the event such approval is not obtained, this condition shall not relieve Apex of its obligations hereunder pursuant to Section 15.9.

                  Section 9.6 Consents. Seller shall have obtained all
                              --------
third-party consents set forth on Schedule 9.6 hereof.

                  Section 9.7 Officer's Certificate. Purchaser shall have
                              ---------------------
received a certificate from Seller to the effect set forth in Section 9.1 and Section 9.2, dated the Closing Date, signed on behalf of Seller by an officer of Seller.

                  Section 9.8 Delivery of Documents. Seller shall have
                              ---------------------
executed and delivered, and shall have caused Eastman SE to execute and deliver, to Purchaser at the Closing all documents and instruments listed in
Section 4.2 to be executed by it.

                  Section 9.9 Material Adverse Effect. No Material Adverse
                              -----------------------
Effect on the Business has occurred since the date of this Agreement, and no Proceeding is pending by or before any arbitrator or Governmental Body which would be reasonably likely to result in a Material Adverse Effect on the Business (unless Seller has otherwise agreed to indemnify Purchaser with respect to such Proceeding in accordance with Article XII).

                  Section 9.10 Security Interest Releases. Purchaser has
                               --------------------------
received releases and Uniform Commercial Code termination statements, executed by the appropriate secured party and in a form appropriate for recording or filing, as applicable, that are sufficient to release any Lien against Eastman SE's assets other than Permitted Exceptions.

                                 ARTICLE X

                CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

                  The obligation of Seller to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction (or, if permitted by applicable Law, waiver by Seller in its sole discretion) of each of the following conditions:

                  Section 10.1 Accuracy of Warranties. Each of the
                               ----------------------
representations and warranties of Purchaser contained herein (read without regard to any qualifications regarding materiality or Material Adverse Effect) shall be true and correct in all respects as of the Closing Date with the same force as if made on and as of the Closing Date (except, in each case, to the extent any such representation or warranty speaks as of a specific date, in which case such warranty shall be, subject to the qualification set forth below, true and correct as of such specific date), except for any such failures to be true and correct as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Purchaser.

                  Section 10.2 Performance of Covenants. Purchaser shall
                               ------------------------
have performed and complied with, in all material respects, the covenants and provisions hereof required to be performed or complied with by it between the date hereof and the Closing Date.

                  Section 10.3 No Injunctions. No preliminary or permanent
                               --------------
injunction or other Order of any court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby shall be in effect.

                  Section 10.4 Antitrust Laws. Any required waiting period
                               --------------
under the HSR Act and other foreign pre-merger notification or competition authority clearance requirements relating to the transactions contemplated hereby shall have expired or been terminated.

                  Section 10.5 Officer's Certificate. Seller shall have
                               ---------------------
received a certificate from Purchaser to the effect set forth in Section
10.1 and Section 10.2, dated the Closing Date, signed on behalf of Purchaser by an officer of Purchaser.

                  Section 10.6 Delivery of Documents. Purchaser shall have
                               ---------------------
executed and delivered to Seller at the Closing all documents and instruments listed in Section 4.3 to be executed by it.

                  Section 10.7 Environmental Insurance. Purchaser and Seller
                               -----------------------
shall bind a pollution legal liability insurance policy meeting all the requirements set forth in Section 12.3(c).

                                 ARTICLE XI

                      ADDITIONAL POST-CLOSING COVENANTS

                  Section 11.1 Employment and Benefits Matters.
                               -------------------------------

                  (a) Business Employees. Schedule 11.1(a) lists each
                      ------------------
         Business Employee, as of the date indicated thereon, and each such Business Employee's date of hire, position, base salary or wages, employment location and status as full or part-time and active or on leave. Seller will provide Purchaser with an updated list of
         Schedule 11.1(a) prior to the Closing, based upon new employees hired by the Business and departures of employees of the Business prior to the Closing.

                  (b) Employment of Business Employees. Purchaser shall
                      --------------------------------
         continue the employment of each Business Employee who is employed by Eastman SE immediately prior to the Closing Date (A) in a position requiring reasonably comparable skills and abilities as such Business Employee's position as of immediately prior to the Closing Date requires, (B) with annual base salary, or weekly or hourly rate of pay, which is not less than such Business Employee's pay as of immediately prior to the Closing Date, and (C) with a work status (full or part-time, including number of hours-per-week worked) that is not changed from that in effect immediately prior to the Closing Date ("COMPARABLE EMPLOYMENT"). Each Business Employee who continues employment with Eastman SE, Purchaser or its Affiliates shall be referred to as a "TRANSFERRED EMPLOYEE." Purchaser shall have the opportunity, not less than 30 days before the Effective Time, to designate up to nine Business Employees as to whom Purchaser shall not have the obligation to offer Comparable Employment (the "NONTRANSFERRED EMPLOYEES"), provided that such designations are made for reasons that do not violate applicable Law, and such Nontransferred Employees shall not be deemed to be Transferred Employees. Seller shall provide reasonable access to Purchaser to meet with and interview the Business Employees, on such reasonable conditions as may be imposed by Seller, for the purpose of determining which, if any, shall be Nontransferred Employees, provided that such meetings and interviews shall not disrupt the operations of Eastman SE. In its sole discretion, Seller may rehire or retain such Nontransferred Employees or terminate such Nontransferred Employees in accordance with Seller's policies. Seller shall retain all obligations with respect to such Nontransferred Employees. Eastman SE, Purchaser and its Affiliates shall have no responsibility or obligations with respect to such Nontransferred Employees unless Eastman SE, Purchaser or its Affiliates hire any such Nontransferred Employee(s) within 12 months after the Closing Date, in which event Purchaser shall reimburse Seller for all costs incurred in connection with the termination of such Nontransferred Employee(s).

                  (c) Benefits Following the Closing Date. As of the Closing
                      -----------------------------------
         Date, Eastman SE shall not be subject to or covered by any Employee Benefit Plans. Purchaser shall provide such benefit plans and other arrangements to Transferred Employees as it determines in its sole discretion. Purchaser shall not assume, and Eastman SE will not have any Liability for, any Employee Benefit Plans or any Liabilities or costs related to such Employee Benefit Plans.

                  (d) Cessation of Participation in Seller's Benefit Plans.
                      ----------------------------------------------------
         As of the Closing Date, the Transferred Employees shall cease active participation in and shall cease to accrue benefits under all Employee Benefit Plans and programs of Seller and its Affiliates. Seller will assume and be responsible for all Liabilities of Eastman SE and Seller under each such Employee Benefit Plan from and after the Closing Date.

                  (e) Welfare Benefit Claims. Seller shall be liable for and
                      ----------------------
         shall hold Purchaser and Eastman SE harmless from and against all claims for welfare benefits by Business Employees that are incurred on or prior to the Closing Date, and Eastman SE shall be liable for and shall hold Seller harmless from and against all claims for welfare benefits by Transferred Employees that are incurred after the Closing Date to the extent of any welfare benefits offered by Eastman SE after the Closing Date in Purchaser's sole discretion. For purposes of this Agreement, the following claims shall be deemed to be incurred as follows: (i) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death or accident giving rise to such benefits, (ii) health, dental, vision and/or prescription drug benefits, on the date such services, materials or supplies were provided and (iii) disability income benefits, on the date of disability as determined by the disability carrier for the individual.

                  (f) Severance. Following the Effective Date, Seller shall
                      ---------
         provide, and be solely liable for, severance pay and benefits to Nontransferred Employees. Purchaser shall not be liable and shall have no responsibility or obligation to provide severance pay or benefits to Transferred Employees or to reimburse Seller or its Affiliates for severance pay or benefits provided by Seller or its Affiliates to Nontransferred Employees (except as set forth in Section 11.1(b)) or Transferred Employees.

                  (g) 401(k) Plan. Each Transferred Employee who
                      -----------
         participated or who was eligible to participate in Seller's 401(k) Plan immediately prior to the Closing Date shall be immediately eligible to participate, without any waiting period or delay, in the 401(k) plan to be adopted by Eastman SE after the Closing Date. Purchaser shall cause such 401(k) plan to accept distributions of the Transferred Employees' account balances under the Seller's 401(k) Plan.

                  (h) COBRA. Eastman SE shall be responsible for the
                      -----
         administration of and shall assume any and all obligations arising under the continuation coverage requirements of Section 4980B of the Code and Part 6 of Title I of ERISA ("COBRA") or other applicable Law with respect to the Transferred Employees and their beneficiaries who experience a "Qualifying Event" (as defined in COBRA) after the Closing Date. Seller shall be responsible for the administration of and shall assume any and all obligations arising under the continuation coverage requirements of Section 4980B of COBRA or other applicable Law with respect to the Business Employees and their beneficiaries who experience a "Qualifying Event" (as defined in COBRA) on or prior to the Closing Date.

                  (i) WARN Act. Purchaser shall be liable for all
                      --------
         obligations under (including providing any notice required pursuant to) the United States Federal Worker Adjustment, Retraining and Notification Act of 1988, as amended, any successor United States federal Law, and any other applicable plant closing notification Law, with respect to a layoff or plant closing relating to the Business that arises after the Closing Date, and Seller shall be liable for all obligations under (including providing any notice required pursuant to) the United States Federal Worker Adjustment, Retraining and Notification Act of 1988, as amended, any successor United States federal Law, and any other applicable plant closing notification Law, with respect to a layoff or plant closing relating to the Business that arises on or prior to the Closing Date.

                  (j) Vacation Pay/Paid Time Off. Effective as of the
                      --------------------------
         Closing Date, Seller shall assume Liability for all unpaid vacation pay and paid time off earned or accrued by the Transferred Employees prior to and on the Closing Date and the Final Working Capital shall be adjusted to reflect the reduction of such liabilities, notwithstanding anything herein to the contrary. As of the Closing Date, neither Purchaser nor Eastman SE shall have any Liability for such vacation pay or paid time off for such Transferred Employees.

                  Section 11.2 Ancillary Agreements. Effective at the
                               --------------------
Closing, Purchaser and Seller shall enter into the Escrow Agreement, the BioExtend Agreement, Conversion Agreement by Eastman SE, the Software License Agreement, the Sales Agreements, the Technology Transfer Agreement and the Transition Services Agreement.

                  Section 11.3 Tax Matters.
                               -----------

                  (a) Seller shall prepare and timely file all Tax Returns in respect of Eastman SE that are required to be filed before the Closing Date. Seller shall also prepare and timely file all Tax Returns in respect of Eastman SE required to be filed on or after the Closing Date with respect to taxable periods ending before the Closing Date. Seller will pay all Pre-Closing Taxes required to be paid with respect to such Tax Returns.

                  (b) Purchaser shall prepare and timely file all Tax Returns in respect of Eastman SE required to be filed on or after the Closing Date with respect to taxable periods that begin before and end on or after the Closing Date ("STRADDLE PERIOD RETURNS"). The portions of the Straddle Period Returns relating to taxable periods ending on or before the Closing Date shall reflect the practices of Seller in respect of the Tax Returns described in
         Section 11.3 (a) above but only to the extent Seller has apprised Purchaser of such practices on or before the Closing Date. As early as practicable prior to the due date of any Straddle Period Return, Purchaser shall provide Seller with a draft of such Straddle Period Return, provided that Purchaser may file such Straddle Period Return without review or comment by Seller. Seller shall have a period of 90 days after the filing of such Straddle Period Return to review the contents thereof and, in the event of a disagreement between Seller and Purchaser as to any matter reflected in the Straddle Period Return, Seller and Purchaser shall endeavor in good faith to expeditiously resolve any such disagreement. In the event Seller and Purchaser are unable to resolve such disagreement within 20 days after receipt by Purchaser of Seller's disagreement, the disagreement shall be referred to the Neutral Auditors for resolution in accordance with the same procedures provided for in Section 3.4(d) hereof. Seller will reimburse Purchaser for all Pre-Closing Taxes required to be paid with respect to such Tax Returns, taking into account the resolution of any disputes as provided above.

                  (c) Any Tax refunds that are received by Eastman SE, and any amounts credited against any Tax to which Eastman SE becomes entitled, that relate to any taxable period (or portion thereof) ending prior to the Closing Date shall be for the account of Seller and shall be paid over to Seller within 10 days after receipt thereof or entitlement thereto. Any Tax refunds that are received by Seller, and any amounts credited against any Tax to which Eastman SE becomes entitled, that relate to any taxable period (or portion thereof) ending on or after the Closing Date shall be for the account of Eastman SE and shall be paid over to Eastman SE within 10 days after receipt thereof or entitlement thereto.

                  (d) After the Closing Date, neither Purchaser nor Eastman SE, without the written consent of Seller, shall file any amended Tax Returns for any taxable period (or portion thereof) ending on or before the Closing Date. After the Closing Date, without the written consent of Purchaser, Seller shall not file any amended Tax Returns for any taxable period (or portion thereof) ending on or before the Closing Date if such amendment results in an increase to Eastman SE's Tax Liability for periods on or after the Closing Date.

                  (e) Seller and Eastman SE shall be permitted to utilize any remaining amounts of the MIC Tax Credit to offset any sales and use Taxes owed in respect of any periods up to and including the Closing Date. To the extent that any portion of the MIC Tax Credit remains unused by Seller and Eastman SE in respect of periods up to and including the Closing Date, Purchaser shall reimburse Seller, as, when and if such MIC Tax Credit is actually used by Eastman SE to offset sales and use Taxes attributable to sales, use or ownership occurring after the Closing, within 20 days of such use. In no event shall Purchaser be required to make or increase any payment to any Person under any provision of this Agreement for any Tax effects of the payments provided for in this Section 11.3(e).

                  Section 11.4 Cooperation in Litigation. For a period of 3
                               -------------------------
years after Closing or the length of any relevant indemnity obligation (whichever period is longer), each party shall reasonably cooperate with the other party and the other party's attorneys in the defense or prosecution of any Proceeding instituted against or by the other party pertaining to the Business, excluding, however, any Proceeding between the parties (including their Affiliates). Such cooperation shall include conferring with the other party's attorneys or experts at their offices during normal business hours at mutually convenient times and making available to the other party's attorneys documents or copies of documents specific to the Business, and such cooperation shall include giving testimony voluntarily. Such cooperation shall not require the cooperating party to be joined as a party in any such litigation. Each party further agrees that it shall not voluntarily disclose to any third party without the other party's consent any information or documents received by it heretofore or hereafter from the other party's attorneys in connection with the defense or prosecution of any litigation or proceedings. The other party shall pay the out-of-pocket expenses of the cooperating party and its employees and those fees and expenses of the cooperating party's agents (including attorneys) reasonably incurred in connection with providing such cooperation but shall not be responsible for reimbursing the cooperating party for the salaries or costs of fringe benefits or other similar expenses of the cooperating party's employees in connection with time spent providing such cooperation to the other party. The obligations set forth in this Section 11.5 shall survive termination of this Agreement, but in no event longer than 3 years after such termination or the length of any relevant indemnity obligation (whichever period is longer).

                  Section 11.5 Environmental Matters.
                               ---------------------

                  (a) To the extent not completed prior to Closing, Seller and Purchaser shall cooperate in effecting the transfer of, or consent to a change of control of Eastman SE with respect to, all Environmental Authorizations required for Purchaser's operation of the Business. Nothing in this section affects Section 9.6.

                  (b) Within 10 calendar days after Closing, Purchaser shall obtain and submit to the applicable Environmental Authorities (with a copy to Seller) those certain financial assurance instruments required for operation of the Business in compliance with Environmental Law described on Schedule
11.5 hereto.

                  Section 11.6 Section 338(h)(10) Election. Neither Seller
                               ---------------------------
nor Purchaser will make an election under Section 338(h)(10) of the Code with respect to the sale of the Purchased Shares.

                  Section 11.7 Receipt of Assets. Any asset (including all
                               -----------------
remittances and all mail and other communications) that is or otherwise relates to the Business and that is or comes into the possession, custody or control of Seller or any of Seller's Affiliates after the Closing must forthwith be transferred, assigned and conveyed by Seller or such Affiliate to Eastman SE. Until such transfer, assignment and conveyance, Seller and Seller's Affiliates do not have any right, title or interest in such asset nor may they use the same; rather, they hold such asset in trust for the benefit of Eastman SE.

                                ARTICLE XII

                SURVIVAL, INDEMNIFICATION AND RELATED MATTERS

                  Section 12.1 Survival.
                               --------

                  (a) All representations and warranties contained in this Agreement shall terminate 18 months after the Closing Date, except that (i) the representations and warranties contained in Section
         5.8 (Taxes) shall survive until the end of the period of the applicable statute of limitations (without regard to any extensions thereof), (ii) the representations and warranties contained in
         Section 5.17 (Environmental Matters) shall survive until five years after the Closing Date, and (iii) the representations and warranties contained in Section 5.1 (Organization and Good Standing), Section 5.2 (Authorization of Agreement), Section 5.4 (Capitalization; Equity Interests; Directors and Officers),

         Section 5.9(a) (Real Property), Section 6.1 (Organization and Good Standing), and Section 6.2 (Authorization of Agreement) shall survive without limitation as to time. The covenants and agreements of the parties contained herein that by their terms are to be performed following the Closing Date shall survive the Closing and continue in effect in accordance with their terms and all other covenants and agreements shall terminate and merge with the Closing.

                  (b) After the Closing, and except in the case of fraud, the indemnification provided for in this ARTICLE XII shall be the sole and exclusive remedy for monetary damages for any breach of this Agreement or the representations, warranties, covenants or agreements herein by either party hereto. No Person shall be entitled to indemnification hereunder if, on the Closing Date, such Person had Knowledge of the breach of the representation, warranty, covenant or agreement with respect to which such Person is seeking indemnification hereunder.

                  (c) In calculating any amount of Losses recoverable pursuant to Section 12.2 or Section 12.3, the amount of such Losses shall be (i) reduced by (A) any insurance proceeds actually received by the Indemnified Party relating to such Loss, net of any related deductible and any expenses (including legal fees and expenses) incurred by the Indemnified Party in obtaining such proceeds, (B) any recoveries by the Indemnified Party from third parties pursuant to indemnification (or otherwise) with respect thereto, net of any expenses (including legal fees and expenses) incurred by the Indemnified Party in obtaining such third party payment, and (C) the amount of any net Tax benefit to the Indemnified Party resulting from the incurrence or payment of such Losses, and (ii) increased by the amount of any net Tax cost incurred by the Indemnified Party as a result of the receipt of such indemnity payments (grossed up for such increase). The parties agree to treat any indemnification payment pursuant to this ARTICLE XII as an adjustment to the Purchase Price for all Tax purposes unless otherwise required by applicable Law.

                  (d) Notwithstanding anything herein to the contrary, no party shall be liable to any Indemnified Party for special, incidental, indirect, consequential, punitive or exemplary Losses. The Indemnified Party shall take all reasonable steps to mitigate damages in respect of any claim for which it is seeking indemnification and shall use reasonable efforts to avoid any costs or expenses associated with such claim and, if such costs and expenses cannot be avoided, to minimize the amount thereof.

                  Section 12.2 Indemnification.
                               ---------------

                  (a) Except with respect to those matters addressed in
         Section 12.3 (which shall be exclusively governed thereby), Seller hereby agrees to indemnify, defend, and hold the Purchaser Indemnified Group harmless from and against any and all claims, demands, judgments, causes of action, liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including the reasonable fees and expenses of counsel) (collectively, "LOSSES") actually incurred by any of them to the extent arising out of or resulting from:

                      (i) any breach as of the Closing Date of a representation or warranty made by Seller herein (other than breaches of Section 5.17, which are addressed in Section 12.3);

                      (ii) any breach of any covenant or agreement of Seller herein;

                      (iii) any Pre-Closing Taxes not reflected in Final Closing Working Capital; and

                      (iv) any Liability of Eastman SE to third party customers relating to products sold prior to Closing that was not disclosed to Purchaser in a schedule to this Agreement or is not reflected in the Final Closing Working Capital or the Full Year Financial Statements.

                  Notwithstanding anything contained herein to the contrary, Seller shall not be liable for any Losses with respect to the matters set forth in Section 12.2(a)(i) and (iv) unless (x) a claim is asserted prior to the relevant survival period specified in Section 12.1(a) for any representation or warranty, and the aggregate of all Losses under Section 12.2(a)(i) and (iv) exceeds, on a cumulative basis, $750,000 (and then only to the extent of such excess). In addition, notwithstanding anything contained in this Agreement to the contrary, Seller shall not be required to pay an aggregate amount in excess of $7,500,000 in respect of all Losses for the matters set forth in Sections 12.2(a)(i) and (iv). The limitations set forth in this paragraph do not apply to Losses described in Section 12.2(a)(ii) and (iii).

                  (b) Except with respect to those matters addressed in
         Section 12.3 (which shall be exclusively governed thereby), Purchaser hereby agrees to indemnify and hold the Seller Indemnified Group harmless from and against any and all Losses actually incurred by any of them to the extent arising out of or resulting from:

                      (i) any breach as of the Closing Date of a representation or warranty made by Purchaser herein; and

                      (ii) any breach of any covenant or agreement of Purchaser herein.

                  Section 12.3 Allocation of Environmental Liabilities;
                               ----------------------------------------
Indemnification and Covenants Not to Sue.
----------------------------------------

                  (a) Seller Liability and Indemnification. Except where
                      ------------------------------------
         otherwise set forth in this Section 12.3 and provided Purchaser provides Seller with written notice of its claim for indemnity under this Section 12.3(a) pursuant to Section 12.4, from Closing until the fifth anniversary of the Closing Date Seller shall retain Liability for and indemnify, defend and hold the Purchaser Indemnified Group harmless from, against and with respect to any Losses actually incurred by any of them, subject to a $75,000 per claim deductible that is to be paid by Purchaser and an aggregate cap on all Losses paid by Seller for claims made by Purchaser under this Section 12.3 of $15,000,000 ("ENVIRONMENTAL INDEMNITY CAP") (which amount expressly includes any recovery Seller or Purchaser obtains from Environmental Insurance under Section 12.3(d) or from a third party for Losses Seller pays associated with claims under
         Section 12.3(a)), to the extent arising out of or resulting from:

                      (i) Any breach of any representation or warranty of Seller contained in Section 5.17(a) of this Agreement.

                      (ii) Any Liability under CERCLA or RCRA or any state Law based on CERCLA or RCRA, or under any other Environmental Law, for costs of Response or the costs of complying with an injunction or other Order under RCRA or under any other Environmental Law, at a Hazardous Waste Site (other than at the Eastman SE Owned Real Property) and that Purchaser demonstrates is attributable to the activities of Seller, its Affiliates (including Eastman SE) or the operation of the Business prior to Closing.

                      (iii) An Environmental Condition at any of the Eastman SE Owned Real Property that Purchaser demonstrates existed at Closing. Notwithstanding the foregoing, Seller shall not be liable for an Environmental Condition:

                      (1) unless an investigation or remediation of the Environmental Condition is required by Law or by an Order issued to Purchaser or Eastman SE by an Environmental Authority;

                      (2) if the Environmental Condition is discovered by Purchaser during a Voluntary or Discretionary Assessment; or

                      (3) to the extent the Environmental Condition is attributable to the activities of Eastman SE, Purchaser or the operation of the Business after Closing.

                      (iv) Any violation of, or non-compliance with, any Environmental Law by the Business to the extent that Purchaser demonstrates that such violation or non-compliance existed at Closing.

                  (b) Procedure for Resolution of Certain Environmental
                      -------------------------------------------------
         Indemnities. After Purchaser has satisfied the applicable
         -----------
         conditions set forth in Section 12.3(a), but excluding any indemnity claim under 12.3(a)(i) for a breach of the representations in Section 5.17(a)(iv) related to non-Eastman SE Owned Real Property or any claim under Section 12.3(a)(ii), which are to be handled pursuant to the procedure in Section 12.4(b), the parties shall respond to the alleged breach, Environmental Condition or violation of or non-compliance with Environmental Law as follows:

                      (1) Within 30 days after becoming aware of an alleged breach, Environmental Condition or alleged violation of or non-compliance with Environmental Law, Purchaser shall commit to Seller in writing that it will accept responsibility for managing the Response to the alleged breach, Environmental Condition or alleged violation of or non-compliance with Environmental Law and working with the applicable Environmental Authority or third party claimant.

                      (2) After such commitment, Purchaser shall have primary responsibility for responding to the alleged breach, Environmental Condition or alleged violation of or non-compliance with Environmental Law. In its response to the alleged breach, Environmental Condition or alleged violation of or non-compliance with Environmental Law, Purchaser shall use reasonable efforts to utilize and implement the lowest cost investigatory, remedial or corrective measures allowable under Environmental Law and acceptable to the relevant Environmental Authorities, provided that no settlement or other investigatory, remedial, corrective Response or cost-reimbursement activity shall be undertaken by Purchaser without the prior written approval of Seller, such approval not to be unreasonably withheld, delayed or conditioned.

                      (3) Purchaser shall (A) regularly consult with Seller and keep Seller reasonably informed as to the status of the alleged breach, Environmental Condition or alleged violation of or non-compliance with Environmental Law and shall provide Seller with copies of all material proposals, plans, work plans, reports, analytical data, correspondence and other documents related to the alleged breach, Environmental Condition or alleged violation of or non-compliance with Environmental Law; (B) provide Seller with a reasonable opportunity to comment on drafts of such documents, and Purchaser shall reasonably address and incorporate Seller's comments; (C) provide Seller with notice of material meetings, phone calls and conference calls, related to the Environmental Condition, including all meetings and calls with Environmental Authorities, and Seller shall have the right to attend and participate in such meetings and calls at Seller's expense; and (D) fulfill its obligations identified in Section 12.3(d). Purchaser and Seller shall cooperate in good faith in fulfilling their obligations under this Section 12.3(b).

                  (c) Environmental Insurance. Purchaser and Seller will
                      -----------------------
         purchase an environmental insurance policy covering the Business, issued by an insurance company that is rated A- or higher by A.M. Best Company and is otherwise reasonably acceptable to Seller and Purchaser, and that includes the enumerated coverages, limitations, terms and conditions set forth in this Section 12.3(c) unless otherwise agreed by Seller and Purchaser in writing (the "ENVIRONMENTAL INSURANCE").

                      (i) The one-time premium (including broker commissions) for, and surplus lines or other tax on, the Environmental Insurance as described in Section 12.3(c)(ii)(1) through (4) will be split equally by Purchaser and Seller.

                      (ii) The Environmental Insurance will contain the following minimum coverages, limitations, terms and conditions:

                      (1) policy limit of $10,000,000 with a per claim deductible of $150,000 and a term of ten years following the Closing;

                      (2) coverage for any unknown Environmental Conditions that existed at Closing at, on, within, under or emanating from any of the Eastman SE Owned Real Property, including the equipment, units, conditions, or areas identified as a solid waste management unit in the Business' RCRA Facility Investigation report; third party claims relating to any Environmental Conditions that existed at Closing; and for CERCLA Liability associated with Seller's, Eastman SE's or the Business' use of the disposal sites identified in
                      Section 12.3(c)(ii) of the Seller Disclosure Schedule for the period between 1975 and Closing;

                      (3) names both Purchaser and Seller as insured parties, with this status as an insured fully assignable by either party; and

                      (4) does not require invasive due diligence, such as any sampling or analysis of the Environment at any Eastman SE Owned Real Property.

                      (iii) Purchaser and Seller will cooperate in all negotiation of the policy terms and conditions with all insurance carriers.

                  (d) Use of Environmental Insurance. In the event Purchaser
                      ------------------------------
         incurs Losses that Purchaser is eligible to recover under the indemnities provided in Section 12.3(a) and for which there is also coverage under the Environmental Insurance:

                      (i) During the period from Closing through the fifth anniversary of the Closing Date, Seller and Purchaser shall split the $150,000 Environmental Insurance per claim deductible with Purchaser paying the first $75,000 and Seller paying any deductible amounts spent over this first $75,000. Except as provided in
         Section 12.3(d)(iii), Seller shall be responsible for paying any amounts above the $150,000 Environmental Insurance per claim deductible and pursuing recovery for such claims from Environmental Insurance and shall be entitled to retain all funds recovered from Environmental Insurance for such claims so paid by Seller. Notwithstanding the foregoing, Seller shall not be obligated to pay any amount for claims under Section 12.3 in excess of the Environmental Indemnity Cap. If Seller fails to pursue coverage under the Environmental Insurance or fails to comply with any terms or conditions precedent to recovery under the Environmental Insurance, and that failure is the basis for the Environmental Insurance carrier's denial of coverage for the claim, Seller will be deemed to have waived its right to recover and will be barred from recovering the Losses associated with the denied claim from Purchaser.

                      (ii) To the extent that Seller reasonably determines that Purchaser's Losses are not covered by the indemnities provided in Section 12.3(a), Purchaser shall be responsible for pursuing coverage under the Environmental Insurance. If Purchaser fails to do so or fails to comply with any terms or conditions precedent to recovery under the Environmental Insurance, that is the basis for the Environmental Insurance carrier's denial of coverage for the claim, and such claim is subsequently determined to have qualified for indemnification under Section 12.3(a), Purchaser will be deemed to have waived its right to recover and will be barred from recovering the Losses associated with the denied claim from Seller.

                      (iii) In the event Purchaser identifies a matter for which there is coverage under the Environmental Insurance during the period commencing the day after the fifth anniversary of the Closing Date until the expiration of the Environmental Insurance policy's term, Purchaser shall be responsible for paying the entire $150,000 per claim Environmental Insurance deductible associated with any such claim and for pursing recovery for such claims under the Environmental Insurance. Purchaser shall be entitled to retain all funds recovered from Environmental Insurance for such claims.

                      (iv) Seller and Purchaser agree that they will use all reasonable means to cooperate with the other in the filing of claims under Environmental Insurance.

                  (e) Purchaser Liability and Indemnification. Except where
                      ---------------------------------------
         otherwise set forth in this Section and provided Seller gives Purchaser written notice of its claim for indemnity under this
         Section 12.3(e) pursuant to Section 12.4, Purchaser shall expressly assume Liability for and indemnify and hold Seller and Seller's Affiliates harmless from, against and with respect to any Losses actually incurred by or asserted against Seller or Seller's Affiliates to the extent arising out of or resulting from:

                      (i) any liability under CERCLA or RCRA or any state law based on CERCLA or RCRA, or under any other Environmental Law, for costs of Response or the costs of complying with an injunction or other Order under RCRA or under any other Environmental Law, at a Hazardous Waste Site (other than at the Eastman SE Owned Real Property) that Seller demonstrates are attributable to the activities of Purchaser, its Affiliates (including Eastman SE) or the operation of the Business after Closing;

                      (ii) any Environmental Condition at or associated with any of the Eastman SE Owned Real Property Seller demonstrates arose after Closing;

                      (iii) Any violation of, or non-compliance with, any Environmental Law by Purchaser, its Affiliates or the Business that Seller demonstrates did not exist at the time of Closing; and

                      (iv) Purchaser's utilization of the following: (i) Corporate Guarantee for Closure or Post-Closure Care dated September 20, 2005 and made by Seller on behalf of Eastman SE; and
         (ii) Guarantee for Liability Coverage dated September 20, 2005 and made by Seller on behalf of Eastman SE. A successful claim made against Seller under the Guarantee for Liability Coverage described in clause (ii) by a third party who has sustained bodily injury or property damage caused by sudden accidental occurrences arising from operation of the Business prior to the Closing will not be deemed Purchaser's utilization of such guarantee.

                  (f) Release and Covenant Not to Sue. Except as otherwise
                      -------------------------------
         provided in this Article, Purchaser agrees that, in connection with the Business or the Eastman SE Owned Real Property, it shall hereafter assert no claim against Seller and that Seller is hereby released from and shall have no Liability or obligation whatsoever to Purchaser or its successors or assigns with respect to any Losses arising under, related to or associated with the Environment, Environmental Authorities, Environmental Authorizations, Environmental Conditions, Environmental Law, and Environmental Liabilities. Except as otherwise provided in this Article, Seller agrees that, in connection with the Business or the Eastman SE Owned Real Property, it shall hereafter assert no claim against Purchaser or Seller SE and that each of Purchaser and Eastman SE is hereby released from and shall have no Liability or obligation whatsoever to Seller or its successors or assigns with respect to any Losses arising under, related to or associated with the Environment, Environmental Authorities, Environmental Authorizations, Environmental Conditions, Environmental Law, and Environmental Liabilities.

                  (g) Exclusive Remedy. The remedies provided under this
                      ----------------
         Section 12.3 shall be the sole and exclusive remedies of the parties against each other with respect to Losses under, related to or associated with the Environment, Environmental Authorities, Environmental Authorizations, Environmental Conditions,
         Environmental Law, and Environmental Liabilities.

                  Section 12.4 Procedures for Indemnification.
                               ------------------------------

                  (a) Notice. Whenever a claim shall arise for
                      ------
         indemnification under Section 12.2 or Section 12.3, except as provided in Section 12.3(b) and with the exception of claims for litigation expenses in respect of litigation as to which a notice of claim, as provided in this Section 12.4, has previously been given, which expenses shall be funded on an ongoing basis, the Person entitled to indemnification (the "INDEMNIFIED PARTY") shall promptly notify the party from which indemnification is sought (the "INDEMNIFYING PARTY") of such claim and, when known, the facts constituting the basis for such claim; provided, however, that in
                                                --------  -------
         the event of any claim for indemnification hereunder resulting from or in connection with any claim or Proceeding by a third party, the Indemnified Party shall give such notice thereof to the Indemnifying Party as soon as reasonably practicable, but in any event not later than 10 Business Days prior to the time any response to the asserted claim is required, if possible, and in any event within 15 Business Days following receipt of notice thereof (provided that failure to notify the Indemnifying Party shall not
          --------
         relieve the Indemnifying Party of any Liability it may have to the Indemnified Party, except to the extent that the Indemnifying Party has been actually prejudiced by such failure).

                  (b) Claim or Proceeding by a Third Party. Following
                      ------------------------------------
         receipt of notice of a claim or Proceeding by a third party, and unless counsel to the Indemnified Party shall have reasonably determined in good faith that the assumption of such defense by the Indemnifying Party would be inappropriate due to a conflict of interest, the Indemnifying Party shall have the option, at its cost and expense, to participate in or assume the defense of such matter and to retain counsel (not reasonably objected to by the Indemnified Party) to defend any such claim or Proceeding, and the Indemnifying Party shall not be liable to the Indemnified Party for any fees of other counsel or any other expenses (except as expressly provided to the contrary herein) with respect to the defense of such claim or litigation, other than reasonable fees and expenses of counsel, consultants, and other professionals employed by the Indemnified Party for any period during which the

         Indemnifying Party has not assumed the defense thereof. The Indemnified Party shall have the option of joining the defense of such claim or Proceeding (which shall be at the sole cost and expense of the Indemnified Party) with counsel not reasonably objected to by the Indemnifying Party and counsel for each party shall, to the extent consistent with such counsel's professional responsibilities, cooperate with the other party and any counsel designated by that party.

                  (c) Settlement and Compromise of Third Party Claims. In
                      -----------------------------------------------
         effecting the settlement or compromise of, or consenting to the entry of any judgment with respect to, any such claim or Proceeding, the Indemnifying Party, or the Indemnified Party, as the case may be, shall act in good faith, shall consult with the other party and shall enter into only such settlement or compromise or consent to the entry of any judgment as the other party shall consent, such consent not to be unreasonably withheld, conditioned or delayed. An Indemnifying Party shall not be liable for any settlement, compromise or judgment not made in accordance with the preceding sentence. If the Indemnifying Party desires to accept a final and complete settlement of any such claim offered or agreed to by the third person, which settlement complies with the provisions of this Section, and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's Liability with respect to such third person claim is limited to the amount so offered or agreed to in settlement by such third person and the Indemnified Party must reimburse the Indemnifying Party for any additional costs of defense which the Indemnifying Party subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense in good faith, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter on a commercially reasonable basis under the circumstances, and the Indemnifying Party must reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith. All settlements effected hereunder must effect a complete release of the Indemnified Party with respect to the third person claim, must not require a payment by the Indemnified Party and must not contain an admission of Liability on the part of the Indemnified Party unless, in each case, the Indemnified Party otherwise agrees in writing.

                                ARTICLE XIII

                       NONCOMPETITION; NONSOLICITATION

                  Section 13.1 Noncompetition.
                               --------------

                  (a) Subject to Section 13.1(b), Seller covenants and agrees that (i) for a period of two years following the Closing Date it shall not, and shall cause its Subsidiaries not to enter into or acquire any new, separate or different business engaged in the manufacture, sale or distribution of the products listed in Paragraph 1 of Exhibit G, and (ii) for a period of five years
                        ---------
         following the Closing Date it shall not, and shall cause its Subsidiaries not to enter into or acquire any new, separate or different business engaged in the manufacture, sale or distribution of the products listed in Paragraph 2 of Exhibit G (collectively, the "COMPETITIVE BUSINESS")
                        ---------
         (such time periods, the "COVENANT TERM").

                  (b) Notwithstanding anything to the contrary contained in Exhibit G:
         ---------

                      (i) in the event that during the applicable Covenant Term, Seller completes a business combination transaction with a Person that is engaged in any Competitive Business, which transaction results in the holders of the voting securities of Seller outstanding immediately prior to the consummation of such transaction owning less than 50% of the voting power of the voting securities of Seller or the surviving entity in the transaction or any parent thereof outstanding immediately after the consummation of such transaction, the provisions of Exhibit G shall terminate
                                                ---------
         and cease to be of any further force or effect;

                      (ii) Seller may directly or indirectly hold interests in or securities of any Person to the extent that such investment does not directly or indirectly confer on Seller more than 2% of the voting power of such Person;

                      (iii) Seller may maintain and continue the operations of Seller and its Affiliates that are not being transferred to Purchaser hereunder; and it is expressly understood that Seller may continue to make, have made, use, sell, offer for sale and import any product not being transferred to Purchaser hereunder for any purpose, use or application;

                      (iv) Seller may complete a business combination transaction with a Person that is engaged in any Competitive Business if the purpose of such combination is not to avoid the restrictions set forth in Exhibit G, in which case such acquired
                                   ---------
         business shall not be subject to Exhibit G and may engage in any
                                          ---------
         activity otherwise prohibited or restricted by Exhibit G; provided,
                                                        ---------  --------
         however, that if such acquired business derived in excess of 10% of
         -------
         its net income for the last completed fiscal year prior to such business combination from activities that constitute Competitive Businesses under Exhibit G, Seller shall use reasonable efforts to
                          ---------
         divest that portion of such Person that engages in activities constituting Competitive Businesses on commercially reasonable terms as soon as reasonably practicable following the acquisition. Notwithstanding anything else herein to the contrary, Seller may complete a business combination transaction (a "PERMITTED BUSINESS COMBINATION") with a business or Person that is engaged in the manufacture and sale of biodiesel if: (a) that business or Person is the Person that Seller referenced to Purchaser on July 21, 2006;
         (b) Seller's interest in such acquired business or Person, as applicable, is less than 50%; and (c) the revenues of such acquired business or Person, as applicable, from the sale of biodiesel was less than 50% of its revenues during 2005. In the case of a Permitted Business Combination, the acquired business or Person, as applicable, may continue to manufacture and sell biodiesel without Seller being deemed to have violated the other provisions of this
         Article XIII, but neither Seller nor any of its other Affiliates are otherwise relieved of their obligations under this Article XIII as a result of a Permitted Business Combination. In the event that, following the Permitted Business Combination and within the Covenant Term applicable to Paragraph 2 of Exhibit G, the acquired
                                                    ---------
         business' or Person's as applicable, biodiesel business is to be divested, and provided Seller is able to control such divestiture and there are no other material legal impediments, Seller agrees that it will first make a good faith effort to sell such biodiesel business to Purchaser, and provide Purchaser with a reasonable period to negotiate such purchase, including a reasonable time for due diligence, before offering such biodiesel business to a third party;

                      (v) Seller may produce, acquire or use any product for internal uses or to conduct Seller's or its Affiliates' other businesses that consume, use, contain, depend upon or otherwise incorporate any such product; and

                      (vi) Seller may perform any act or conduct any business contemplated by the Transition Services Agreement.

                  (c) The parties hereto acknowledge and agree that nothing herein shall be deemed to require Seller to give notice to or obtain the consent of Purchaser in order to engage in any transaction of the types described in Section 13.1(b) or otherwise.

                  Section 13.2 Nonsolicitation of Transferred Employees.
                               ----------------------------------------
Seller covenants and agrees that for a period of 2 years following the Closing Date it shall not, and shall cause its Subsidiaries not to, solicit, directly or indirectly, any Transferred Employee (at a time when such person is an employee of Purchaser or any of its Subsidiaries) to terminate his or her employment relationship with Purchaser or any of its Subsidiaries; provided, however, that nothing herein shall prohibit Seller or any of its
-----------------
Subsidiaries from (i) generalized solicitations of potential employees by use of advertisements in the media that are not targeted at Transferred Employees, (ii) incidental solicitations by search firms that have not been encouraged or requested to solicit Transferred Employees or (iii) hiring individuals not solicited in contravention of this Section 13.2.

                  Section 13.3 Nonsolicitation of Seller's Employees.
                               -------------------------------------
Purchaser covenants and agrees that for a period of 2 years following the Closing Date it shall not, and shall cause its Subsidiaries not to, solicit, directly or indirectly, any employee of Seller or any of its Subsidiaries (at a time when such person is an employee of Seller or any of its Subsidiaries) to terminate his or her employment relationship with Seller or any of its Subsidiaries; provided, however, that nothing herein shall
                         -----------------
prohibit Purchaser or any of its Subsidiaries from (i) generalized solicitations of potential employees by use of advertisements in the media that are not targeted at the employees of Seller or any of its Subsidiaries,
(ii) incidental solicitations by search firms that have not been encouraged or requested to solicit employees of Seller or any of its Subsidiaries or
(iii) hiring individuals not solicited in contravention of this Section
13.3.

                                 ARTICLE XIV

                                 TERMINATION

                  Section 14.1 Termination. This Agreement may be terminated
                               -----------
and the transactions contemplated hereby abandoned any time prior to the
Closing:

                  (a) upon the written agreement of Purchaser and Seller;

                  (b) by Purchaser or Seller if the other party shall have breached any representation, warranty, covenant or agreement contained herein that would result in the failure of the closing conditions set forth in Section 9.1 or Section 9.2, or Section 10.1 or Section 10.2, respectively, and such breach cannot be or has not been cured within 30 calendar days after the giving of a written notice by the terminating party to the other party of such breach;

                  (c) by Purchaser or by Seller if the Closing has not occurred on or prior to November 30, 2006; provided, that the right
                                                    --------
         to terminate this Agreement under this Section 14.1(c) shall not be available to any party hereto whose failure to perform any covenant or obligation hereunder has caused or resulted in the failure of the Closing to occur on or before such date; and

                  (d) by Purchaser as provided in Section 7.10 hereof.

                  Section 14.2 Procedure and Effect of Termination. In the
                               -----------------------------------
event of termination by either party under Section 14.1(b) or Section 14.1(c), written notice thereof shall be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by either party, upon delivery of such notice, except that the Confidentiality Agreement shall survive in accordance with its terms and Section 14.2, Section 14.3 and Article XV shall also survive such termination.

                  Section 14.3 Remedies. In the event of a termination by
                               --------
Purchaser pursuant to Section 14.1(b), Purchaser may elect to either: (i) sue for specific performance as set forth herein; or (ii) terminate this Agreement as set forth in Section 14.1(b) and receive back the Earnest Deposit; and in either case, sue Seller for any and all Losses that Purchaser may incur or has incurred as a result of such default but only in an amount not to exceed $7,500,000, provided that, in the event a payment is made under Section 15.10, such amount shall be deemed to have been met and no further losses may be claimed by Purchaser hereunder. In the event of a termination by Seller pursuant to Section 14.1(b), Seller may terminate this Agreement as set forth in Section 14.1(b) and receive the Earnest Deposit held in escrow by the Escrow Agent pursuant to the Escrow Agreement as liquidated and stipulated damages, it being acknowledged by the parties that the full extent of Seller's damages in the event of Purchaser's default cannot be accurately anticipated or determined, and the amount of the liquidated damages does not constitute a penalty.

                                 ARTICLE XV

                                MISCELLANEOUS

                  Section 15.1 Entire Agreement. This Agreement (together
                               ----------------
with the documents referred to herein) and the Confidentiality Agreement constitute the entire agreement and understanding of the parties hereto with respect to the matters contemplated by this Agreement and supersede any previous agreement between the parties in relation to such matters.

                  Section 15.2 Governing Law. THE DOMESTIC LAW, WITHOUT
                               -------------
REGARD TO CONFLICTS OF LAWS PRINCIPLES, OF THE STATE OF DELAWARE

WILL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT.

                  Section 15.3 Submission to Jurisdiction. Each of the
                               --------------------------
parties hereby submits to the exclusive jurisdiction of any state or federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect to any such action or proceeding. Each party hereby appoints Corporation Service Company as its agent to receive on its behalf service of copies of the summons and complaint and any other process that might be served in any action or proceeding relating to this Agreement. Nothing in this Section 15.3 will affect the right of any party to serve legal process in any other manner permitted by law or in equity.

                  Section 15.4 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES
                               --------------------
AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 15.4.

                  Section 15.5 Expenses. Each of the parties hereto shall
                               --------
bear its own expenses (including fees and disbursements of its counsel, accountants and other experts) incurred by it in connection with the preparation, negotiation, execution, delivery and performance hereof, each of the other documents and instruments executed in connection herewith or contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

                  Section 15.6 Table of Contents and Headings. The table of
                               ------------------------------
contents and section headings hereof are for convenience of reference only and are to be given no effect in the construction, interpretation or effect hereof.

                  Section 15.7 Notices. All notices and other communications
                               -------
hereunder shall be in writing and in the English language and shall be deemed given when delivered personally or

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

by overnight mail or to the extent receipt is confirmed, facsimile or other electronic transmission service, or 5 calendar days after being mailed by registered mail, return receipt requested, to a party at the following address (or to such other address as such party may have specified by notice given to the other parties pursuant to this Section 15.7):

                  If to Seller, to:

                  Eastman Chemical Company
                  P.O. Box 511
                  Kingsport, TN 37662-5075
                  Attn: Senior Vice President and Chief Legal Officer
                  Fax:  (423) 229-2097

                  If to Purchaser, to:

                  Viceroy Acquisition Corporation
                  8235 Forsyth Blvd., 4th Floor
                  Clayton, Missouri 63105
                  Attn: General Counsel
                  Fax:  (314) 889-9603

                  Section 15.8 Severability. The invalidity or
                               ------------
unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, each of which shall remain in full force and effect. Upon a determination that any provision of this Agreement is prohibited, unenforceable or not authorized, the parties agree
                                              ----------
to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

                  Section 15.9 Binding Effect; No Assignment. This Agreement
                               -----------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing herein shall create or be deemed to create any third party beneficiary rights in any Person not a party hereto (except for Indemnified Parties in ARTICLE XII). Except as set forth below, no assignment hereof or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other party hereto and any attempted assignment without such required consent shall be without effect. Notwithstanding the preceding sentence, in the event that (i) Purchaser does not obtain shareholder approval of the transactions contemplated by this Agreement by September 30, 2006, or (ii) Purchaser does not consummate the Closing on or prior to October 2, 2006 and all of the conditions precedent to Purchaser's obligations hereunder in
Article IX were satisfied as of such date or were capable of being satisfied as of such date had the Closing occurred, Purchaser shall be deemed to have assigned all of its rights under this Agreement to Apex Oil Company, Inc., a Missouri corporation ("APEX"), and Apex hereby agrees to such assignment, in which case Apex will be deemed the "Purchaser" for all purposes of this Agreement. When and in the event of such an assignment, Apex shall consummate the Closing in accordance with the terms hereof as soon as reasonably practicable, but in no event later than the earlier to occur of November 30, 2006 or 60 days following the date of Purchaser's shareholders meeting. Seller will allow, and will cause

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

Eastman SE to allow, Purchaser (which, for purposes of this and the next succeeding sentence only, shall not be deemed to include Apex) to hold in the administrative building at the Eastman SE Owned Real Property, on such date as Purchaser may reasonably request, a meeting of Purchaser's shareholders called to approve the transactions contemplated hereby. In connection with such shareholder meeting, Seller will cause Eastman SE to provide such shareholders of Purchaser with such tours of the facilities as Purchaser may reasonably request and assist Purchaser in procuring refreshments and meals as Purchaser may reasonably request, at Purchaser's expense.

                  Section 15.10 Payment under Certain Conditions. If the
                                --------------------------------
Closing does not occur as a result of Seller's failure to satisfy the condition set forth in Section 10.7 and within 12 months from the date hereof Seller or Eastman SE subsequently sells the Business (including by way of merger, consolidation, stock exchange or similar transaction) or all or substantially all of the then outstanding stock in Eastman SE to any party (i) with whom it has been in negotiations within the six months prior to the date hereof regarding the sale of the Business or (ii) from whom it receives an Acquisition Proposal after the date hereof and prior to the termination of this Agreement, then Seller agrees to pay Purchaser an amount equal to $7,500,000 in immediately available funds by wire transfer on the date that Seller or Eastman SE consummates such sale. For purposes of this
Section 15.10, such a sale shall be deemed to have occurred, and the payment due hereunder shall be made, when and if (i) the sale transaction is consummated within 12 months from the date hereof or (ii) an agreement for such a sale transaction is entered into within 12 months from the date hereof and the sale transaction is consummated within 3 months thereafter. The provisions of this Section 15.10 shall survive the termination of this Agreement.

                  Section 15.11 Construction. Between the date hereof and
                                ------------
the Closing Date, Purchaser may have reasonable access to the Eastman SE Owned Real Property for the purpose of building tanks, rails and other improvements, upon reasonable written notice to Seller. Such access must not unreasonably interfere with current operations on the Eastman SE Owned Real Property or require involvement of Seller's employees, except that Seller shall have the right to reasonably approve any such construction plans and to monitor the progress thereof. Any such construction shall meet Seller's construction and operation standards. In the event this Agreement is terminated prior to Closing for any reason other than by Purchaser pursuant to Section 14.1(b), Seller shall be entitled to retain any such improvements without compensation to Purchaser. Purchaser hereby agrees to indemnify Seller for any and all Liens, claims, Losses or other costs relating to any such access and/or construction activities.

                  Section 15.12 Amendments. This Agreement may be amended,
                                ----------
supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference hereto signed by each of the parties hereto.

                  Section 15.13 Enforcement. The parties agree that
                                -----------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. To the extent permitted by Law, each party hereby irrevocably waives any defense that it might have based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance or injunctive relief.

                  Section 15.14 Counterparts. This Agreement may be executed
                                ------------
in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 15.15 Business Day. If any day on which any
                                ------------
payment is required to be made hereunder, or on which any notice must be sent, or on which any time period described herein commences or ends is not a Business Day, then such day will be deemed for all purposes of this Agreement to fall on the next succeeding day which is a Business Day.

                  Section 15.16 Counterpart Facsimile Execution. For
                                -------------------------------
purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

                  Section 15.17 Exhibits and Schedules. All of the Exhibits
                                ----------------------
and Schedules attached to this Agreement are deemed incorporated herein by reference.

                  Section 15.18 Failure or Delay. No failure on the part of
                                ----------------
any party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any party in any case entitles such party to any other or further notice or demand in similar or other circumstances.

      [SIGNATURES TO THE ACQUISITION AGREEMENT APPEAR ON THE NEXT PAGE]

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

                  [SIGNATURES TO THE ACQUISITION AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                VICEROY ACQUISITION CORPORATION



                                By: /s/ Douglas D. Hommert
                                   -----------------------------------------
                                           Douglas D. Hommert
                                           Executive Vice President


                                EASTMAN CHEMICAL COMPANY



                                By: /s/ Prentice O. McKibben
                                   -----------------------------------------
                                Name:  Prentice O. McKibben
                                Title: Vice President, Corporate Development
                                         and Strategic Planning

For the purposes of Section 15.9 only:

APEX OIL COMPANY, INC.


By:      /s/ Douglas D. Hommert
   --------------------------------------
         Douglas D. Hommert
         Executive Vice President



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